                                                                    Exhibit 2.1

                         MASTER CONSOLIDATION AGREEMENT

                                      Among

                              VORNADO REALTY TRUST,

                          VORNADO/SADDLE BROOK L.L.C.,

                            THE MENDIK COMPANY, L.P.

                                       And

                 Various Parties Defined Herein Collectively as

                                THE MENDIK GROUP





                                 March 12, 1997

                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

ARTICLE I  PRE-CONSOLIDATION TRANSACTIONS ......................................................    4
      SECTION 1.1 Transfer of REIT Management Assets and Major Partner's Interests .............    4
      SECTION 1.2 Recapitalization of the Operating Partnership ................................    5
      SECTION 1.3 Transfer of Third-Party Management Assets ....................................    5
ARTICLE II  THE CONSOLIDATION ..................................................................    7
      SECTION 2.1 Transfer of Property Partnership Assets and Related Transactions .............    7
      SECTION 2.2 Transfer of Vornado Assets ...................................................    7
      SECTION 2.3 Operating Partnership Transactions ...........................................    7
      SECTION 2.4 Mendik/FW LLC Transactions ...................................................    8
      SECTION 2.5 Acquisition of Units by Vornado and the Operating Partnership ................    9
      SECTION 2.6 Closing; Effective Time ......................................................    9
ARTICLE III  REPRESENTATIONS AND WARRANTIES ....................................................   11
      SECTION 3.1 Representations and Warranties of Vornado ....................................   11
               (a) Organization, Standing and Corporate Power of Vornado and Vornado Sub .......   11
               (b) Vornado Subsidiaries ........................................................   11
               (c) Capital Structure ...........................................................   12
               (d) Authority; Noncontravention; Consents .......................................   13
               (e) SEC Documents; Financial Statements; Undisclosed Liabilities ................   14
               (f) Absence of Certain Changes or Events ........................................   14
               (g) Litigation ..................................................................   15
               (h) Properties ..................................................................   15
               (i) Environmental Matters .......................................................   16
               (j) Related Party Transactions ..................................................   16
               (k) Absence of Changes in Benefit Plans; ERISA Compliance .......................   17
               (l) Taxes .......................................................................   17
               (m) No Payments to Employees, Officers or Directors .............................   18
               (n) Brokers; Schedule of Fees and Expenses ......................................   18
               (o) Compliance with Laws ........................................................   18
               (p) Contracts; Debt Instruments .................................................   19
               (q) Interim Operations of Vornado Sub ...........................................   19
               (r) Vote Required ...............................................................   19
               (s) Investment Company Act of 1940 ..............................................   19
      SECTION 3.2 Representations and Warranties of Mendik/FW LLC ..............................   19
              (a) Organization, Standing and Corporate Power of the Operating Partnership and
                       the Mendik Group ........................................................   20
              (b) Property Partnerships ........................................................   20


               (c) Interests in the Property Partnerships and the Property-Owning Entities ....   21
               (d) Authority; Noncontravention; Consents ......................................   21
               (e) Financial Statements; Undisclosed Liabilities ..............................   22
               (f) Absence of Certain Changes or Events .......................................   23
               (g) Litigation .................................................................   23
               (h) Properties .................................................................   23
               (i) Environmental Matters ......................................................   25
               (j) No Employees of the Property Partnerships or the Property-Owning Entities;
                       ERISA Compliance .......................................................   25
               (k) Taxes ......................................................................   25
               (l) Brokers; Schedule of Fees and Expenses .....................................   26
               (m) Compliance with Laws .......................................................   26
               (n) Contracts; Debt Instruments ................................................   26
               (o) REIT Qualification Tax Matters .............................................   27
               (p) Management Business Assets .................................................   27
               (q) Interim Operations of the Operating Partnership ............................   27
      SECTION 3.3  Additional Representations and Warranties of Mendik/FW LLC .................   29
               (a) Authority; Noncontravention; Consents ......................................   29
               (b) Undisclosed Liabilities ....................................................   30
               (c) Litigation .................................................................   30
               (d) Title to Management Assets .................................................   30
               (e) Compliance with Laws .......................................................   30
               (f) No Liens on Partners' Interests ............................................   31
               (g) REIT Qualification Tax Matters .............................................   31
ARTICLE IV
      COVENANTS ...............................................................................   32
      SECTION 4.1 Conduct of Business by each of the Operating Partnership, the Property
                           Partnerships and the Property-Owning Entities ......................   32
      SECTION 4.2 Conduct of Business by Vornado ..............................................   35
      SECTION 4.3 Other Actions ...............................................................   35
ARTICLE V  ADDITIONAL COVENANTS ...............................................................   37
      SECTION 5.1 Preparation of the Memorandum ...............................................   37
      SECTION 5.2 Access to Information; Confidentiality ......................................   37
      SECTION 5.3 Commercially Reasonable Efforts; Notification ...............................   39
      SECTION 5.4 Tax Treatment; Legal Opinions ...............................................   39
      SECTION 5.5 Vornado Voting Agreement ....................................................   40
      SECTION 5.6 No Solicitation of Transactions by the Mendik Group .........................   40
      SECTION 5.7 Public Announcements ........................................................   40
      SECTION 5.8 Transfer Taxes ..............................................................   40
      SECTION 5.9 Benefit Plans and Other Employee Arrangements ...............................   41
               (a) Benefit Plans ..............................................................   41
               (b) Employment Agreements ......................................................   41
               (c) Noncompetition and Severance Agreements ....................................   42
               (d) Employee Options ...........................................................   42


               (e) No Employees at the Property Partnerships or the Property-Owning Entities .   42
      SECTION 5.10 Service Business Transactions .............................................   42
      SECTION 5.11 Amendment of M 330 Associates Property Partnership Agreement ..............   42
      SECTION 5.12 Major Partner Agreements ..................................................   43
      SECTION 5.13 Financing Transactions ....................................................   47
      SECTION 5.14 Closing Documents .........................................................   48
      SECTION 5.15 Cleaning Business Transactions ............................................   49
      SECTION 5.16 Reservation of Vornado Common Shares ......................................   49
      SECTION 5.17 Amendment of Major Partner Agreements .....................................   49
      SECTION 5.18 Reimbursement of Loans Made by Mendik Realty With Respect to
                           570 Lexington Avenue ..............................................   50
      SECTION 5.19 Delivery of Audited Financial Statements ..................................   50
ARTICLE VI  CONDITIONS
      PRECEDENT ..............................................................................   51
      SECTION 6.1 Conditions to Each Party's Obligation to Effect the Consolidation ..........   51
               (a) No Injunctions or Restraints ..............................................   51
               (b) Consents ..................................................................   51
               (c) Financing Transactions ....................................................   51
               (d) Closing Documents .........................................................   51
               (e) Bring-downs of Tax Certificates and Opinions ..............................   51
               (f) FWM Purchase Agreement ....................................................   51
      SECTION 6.2 Conditions to Obligations of Vornado and Vornado Sub .......................   51
               (a) Representations and Warranties ............................................   52
               (b) Performance of Obligations of the Mendik Group ............................   52
               (c) Bring-downs of Other Opinions .............................................   52
               (d) Partner Authority .........................................................   52
      SECTION 6.3 Conditions to Obligations of the Mendik Group and the Operating
                           Partnership .......................................................   52
               (a) Representations and Warranties ............................................   52
               (b) Performance of Obligations of Vornado and Vornado Sub .....................   53
               (c) Bring-down of Other Opinions ..............................................   53
               (d) Vornado Board Representation ..............................................   53
      SECTION 6.4. Absence of Material Adverse Change is Not a Condition to Each Party's
                           Obligation to Effect the Consolidation ............................   53
ARTICLE VII  ACTIONS OF THE MENDIK GROUP .....................................................   54
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER ..............................................   56
      SECTION 8.1 Termination ................................................................   56
      SECTION 8.2 Certain Expenses and Fees ..................................................   57
      SECTION 8.3 Effect of Termination ......................................................   58
      SECTION 8.4 Amendment ..................................................................   58
      SECTION 8.5 Extension; Waiver ..........................................................   59
ARTICLE IX  INDEMNIFICATION;
      INSURANCE ..............................................................................   60
      SECTION 9.1 Indemnification ............................................................   60
      SECTION 9.2 General Partner Liability Insurance ........................................   60

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
ARTICLE X  GENERAL
      PROVISIONS .............................................................................   61
      SECTION 10.1  Survival of Representations and Warranties ...............................   61
      SECTION 10.2  Notices ..................................................................   61
      SECTION 10.3  Certain Definitions ......................................................   62
      SECTION 10.4  Interpretation ...........................................................   65
      SECTION 10.5  Counterparts .............................................................   65
      SECTION 10.6  Entire Agreement; No Third-Party Beneficiaries ...........................   65
      SECTION 10.7  Governing Law ............................................................   66
      SECTION 10.8  Assignment ...............................................................   66
      SECTION 10.9  Enforcement ..............................................................   66
      SECTION 10.10 Severability .............................................................   66
      SECTION 10.11 Ability to Bind the Mendik Group .........................................   67


APPENDICES:
APPENDIX A:    Mendik Structure Memorandum

APPENDIX B:    Vornado Structure Memorandum

EXHIBITS:

EXHIBIT A:     Form of Contribution Agreement (REIT Management Assets)

EXHIBIT B:     Form of Contribution Agreement (Third-Party Management Assets)

EXHIBIT C-1:   Form of Assignment and Assumption Agreement (Management
               Corporation Voting Stock, Management Corporation Non-Voting Stock
               and Management Corporation Note)

EXHIBIT C-2:   Form of letter from Mendik Realty to the Operating Partnership

EXHIBIT D:     Management Corporation Shareholders Agreement

EXHIBIT E-1:   Form of Assignment and Assumption Agreement (Management
               Corporation Non-Voting Stock and the Management Corporation Note)

EXHIBIT E-2:   Form of Letter Agreement  between Mendik/FW LLC and the Operating
               Partnership

EXHIBIT F-1:   Form of Two Penn Plaza Associates  Partner Interest  Contribution
               Agreement

EXHIBIT F-2:   Form of Eleven Penn  Partnerships  Partner Interest  Contribution
               Agreement

EXHIBIT F-3:   Form of 1740 Broadway Associates Contribution Agreement

EXHIBIT F-4:   Form of 866 U.N. Plaza Associates  Partner Interest  Contribution
               Agreement

EXHIBIT F-5:   Form of B&B Partner Interest Contribution Agreement

EXHIBIT F-6:   Form of M 330 Partner Interest Contribution Agreement

EXHIBIT F-7:   Form of 570  Lexington  Associates  and 570  Lexington  Investors
               Partner Interest Contribution Agreement

EXHIBIT F-8:   Form  of  1740  Broadway   Investment  Company  Partner  Interest
               Contribution Agreement

EXHIBIT G:     Form  of  First   Amended  and  Restated   Agreement  of  Limited
               Partnership of the Operating Partnership

EXHIBIT H:     Form of Registration Rights Agreement

EXHIBIT I:     Form of Unit Redemption Agreement

EXHIBIT J:     Form of Vornado Voting Agreement

EXHIBIT K-1:   Form of  Noncompetition  Agreement Between Vornado and Bernard H.
               Mendik

EXHIBIT K-2:   Form  of  Employment  Agreement  Between  Vornado  and  David  R.
               Greenbaum

EXHIBIT L-1:   Form of Severance and Noncompetition Agreement Between Vornado
               and each of Christopher G. Bonk, Michael M. Downey, John J.
               Silberstein, David L. Sims and Kevin R. Wang

EXHIBIT L-2:   Form of Letter Agreement with respect to certain indemnification rights of each of Christopher G. Bonk, Michael M. Downey, John J.
               Silberstein, David L. Sims and Kevin R. Wang as an employee of
               Vornado

EXHIBIT M:     [RESERVED]

EXHIBIT N:     Form  of  Master  Property   Services   Agreement   (Wholly-Owned
               Properties)

EXHIBIT O:     Form  of  Master  Property  Services  Agreement  (Partially-Owned
               Properties)

EXHIBIT P:     Form of M 330 Amendment

EXHIBIT Q:     Form of Mendik License Agreement

EXHIBIT R:     Form of Indemnification Agreement

EXHIBIT S:     [RESERVED]

EXHIBIT T:     [RESERVED]

EXHIBIT U-1:   List of Mendik  Excluded  Assets Subject to Options and Rights of
               First Refusal

EXHIBIT U-2:   Form of Option Agreement for Mendik Excluded Assets

EXHIBIT V:     Forms of factual certificates for tax opinions

Schedules (Attached to the Vornado Disclosure Letter or the Mendik Disclosure Letter, as applicable):

Schedule 3.1(b):          Vornado Subsidiaries
Schedule 3.1(c):          Vornado Securities
Schedule 3.1(d):          Vornado Authority and Consents
Schedule 3.1(e):          Vornado Undisclosed Liabilities
Schedule 3.1(f):          Vornado Material Adverse Changes
Schedule 3.1(g):          Vornado Litigation
Schedule 3.1(h):          Vornado Properties
Schedule 3.1(i):          Vornado Environmental Matters and Reports
Schedule 3.1(j):          Vornado Related Party Transactions
Schedule 3.1(k)(i):       Vornado Benefit Plans
Schedule 3.1(k)(ii):      Vornado ERISA Compliance
Schedule 3.1(l):          Vornado Taxes
Schedule 3.1(m):          Vornado Payments to Employees, Officers, Trustees and
                          Directors
Schedule 3.1(p)(i):       Vornado Contracts
Schedule 3.1(p)(ii):      Vornado Debt Instruments

Schedule 3.2(b)(1):       Property Partnership Assets
Schedule 3.2(b)(2):       Property Partnership Agreements
Schedule 3.2(c)(1):       Partners in the Property Partnerships and the
                          Property-Owning Entities
Schedule 3.2(c)(2):       Property Partnership Securities
Schedule 3.2(d):          Mendik Authority and Consents
Schedule 3.2(e)(i):       Mendik Financial Statements
Schedule 3.2(e)(ii):      Mendik Undisclosed Liabilities
Schedule 3.2(f):          Mendik Material Adverse Changes
Schedule 3.2(g):          Mendik Litigation
Schedule 3.2(h):          Mendik Properties
Schedule 3.2(k):          Mendik Taxes
Schedule 3.2(m):          Mendik Compliance
Schedule 3.2(n)(i):       Mendik Contracts
Schedule 3.2(n)(ii):      Mendik Defaults
Schedule 3.2(n)(iii)(A):  Mendik Mortgage Indebtedness
Schedule 3.2(n)(iii)(B):  Mendik Debt Instruments
Schedule 3.2(o)           REIT Qualification Tax Matters
Schedule 3.2(p)(1):       Management Business Liens
Schedule 3.2(p)(2):       Management Business Excluded Assets
Schedule 3.2(p)(3)        Management Business Breaches
Schedule 4.1:             Mendik Covenants
Schedule 5.2:             Mendik Third-Party Disclosures

Schedule 5.13:            Financing Transactions
Schedule 5.15:            Cleaning Business Transactions
Schedule 6.1(b):          Mendik Required Third-Party Consents

Annexes:
ANNEX A:  Mendik Voting Group
ANNEX B:  Mendik Executives
ANNEX C: Persons with "Knowledge" with respect to the Operating Partnership, the Mendik Group the Property Partnerships and the Property-Owning
          Entities
ANNEX D:  Persons with "Knowledge" with respect to Vornado and Vornado Sub

                              INDEX OF DEFINITIONS

Defined Term                                                       Section
------------                                                       -------
"1740 Broadway Associates" ..................................       10.3
"1740 Broadway Cash Investors" ..............................       10.3
"1740 Broadway Investment Company" ..........................       10.3
"1740 Broadway Mortgage" ....................................       5.12(c)
"1740 Major Partner Agreement" ..............................       5.12(a)
"1740 Solicitation Document" ................................       5.1(b)
"1740 Specified Payments" ...................................       5.12(b)
"1940 Act" ..................................................       10.3
"330 Madison Company" .......................................       10.3
"570 Lexington Associates" ..................................       10.3
"570 Lexington Company" .....................................       10.3
"570 Lexington Investors" ...................................       10.3
"866 U.N. Plaza Associates" .................................       10.3
"ADA" .......................................................       3.2(m)
"Affiliate" .................................................       10.3
"Aggregate Shortfall" .......................................       5.12(b)
"Agreement" .................................................       Introduction
"Alexander's" ...............................................       3.1(b)
"B&B" .......................................................       10.3
"B&B Loan" ..................................................       5.12(a)
"B&B Shortfalls" ............................................       5.12(b)
"Break-up Expenses" .........................................       8.2(b)
"Break-Up Fee" ..............................................       8.2(b)
"Bridge Loan" ...............................................       5.12(c)
"Bridge Loan Maturity Date" .................................       5.12(c)
"Certificate of Merger" .....................................       2.6(b)
"Closing Date" ..............................................       2.6(a)
"Code" ......................................................       10.3
"Competing Transaction" .....................................       5.6
"Consolidation" .............................................       Recitals
"DGCL" ......................................................       10.3
"Effective Time" ............................................       2.6(b)
"Eleven Penn Partnerships" ..................................       10.3
"Eleven Penn Plaza Company" .................................       10.3
"Encumbrances" ..............................................       3.1(h)
"ERISA" .....................................................       10.3
"Exchange Act" ..............................................       10.3
"Existing Mendik Management Entities" .......................       Introduction
"Financing Transactions" ....................................       5.13(a)
"FWM" .......................................................       10.3
"FWM Purchase Agreement" ....................................       Recitals

"GAAP" ......................................................       3.1(e)
"Governmental Entity" .......................................       3.1(d)
"GPL Insurance" .............................................       9.2
"Indemnification Agreement" .................................       9.1
"Initial General Partner" ...................................       Introduction
"Initial Reserve" ...........................................       5.12(a)
"Interim Period" ............................................       5.12(b)
"Knowledge" .................................................       10.3
"Laws" ......................................................       3.1(d)
"Liens" .....................................................       3.1(b)
"M 330 Amendment" ...........................................       5.11
"M 330 Associates" ..........................................       10.3
"M 393 Associates" ..........................................       10.3
"M Eleven Associates" .......................................       10.3
"M/F Associates" ............................................       10.3
"M/F Eleven Associates" .....................................       10.3
"M/S Associates" ............................................       10.3
"M/S Eleven Associates" .....................................       10.3
"M/S Limited Partners" ......................................       10.3
"M/S Limited Partners Agreements" ...........................       Recitals
"Major Partner" .............................................       Recitals
"Major Partner Agreements" ..................................       Recitals
"Management Business Assets" ................................       Recitals
"Management Corporation" ....................................       10.3
"Management Corporation Nonvoting Stock" ....................       1.3(c)
"Management Corporation Note" ...............................       1.3(c)
"Management Corporation Shareholders Agreement" .............       1.3(d)
"Management Corporation Voting Stock" .......................       1.3(c)
"Management LLC" ............................................       10.3
"Managing General Partners" .................................       Recitals
"Master Property Services Agreement (Partially-Owned
    Properties)" ............................................       5.10(b)
"Master Property Services Agreement (Wholly-Owned
    Properties)" ............................................       5.10(a)
"Memorandum" ................................................       5.1
"Mendik 1740 Corp" ..........................................       10.3
"Mendik 570 Corp" ...........................................       10.3
"Mendik Audited Entities" ...................................       3.2(e)
"Mendik Audited Financial Statements" .......................       3.3(b)
"Mendik Cleaning Company" ...................................       Recitals
"Mendik Core Assets" ........................................       5.6
"Mendik Disclosure Letter" ..................................       10.3
"Mendik Draft Audited Financial Statements" .................       3.2(e)
"Mendik Engineering Reports" ................................       3.2(h)
"Mendik Environmental Reports" ..............................       3.2(i)
"Mendik Expenses" ...........................................       8.2(a)
"Mendik Final Unaudited Financial Statements" ...............       3.2(e)

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
"Mendik Financial Statements" ...............................       3.3(b)
"Mendik Financial Statements Date" ..........................       3.2(e)
"Mendik Group" ..............................................       Introduction
"Mendik Holdings" ...........................................       Introduction
"Mendik License Agreement" ..................................       5.14(a)
"Mendik Management Company" .................................       Introduction
"Mendik Material Adverse Change" ............................       3.2(f)
"Mendik Material Adverse Effect" ............................       3.2(a)
"Mendik Partnership" ........................................       10.3
"Mendik Properties" .........................................       Recitals
"Mendik Properties Compliance Reports" ......................       3.2(h)
"Mendik Realty" .............................................       Introduction
"Mendik Security Company" ...................................       Recitals
"Mendik Share Option Agreements" ............................       Recitals
"Mendik Structure Memorandum" ...............................       2.1
"Mendik Sub" ................................................       10.3
"Mendik Unaudited Entities" .................................       3.2(e)
"Mendik Unaudited Financial Statements" .....................       3.2(e)
"Mendik Voting Agreements" ..................................       Recitals
"Mendik Voting Group" .......................................       Recitals
"Mendik/FW Deficit" .........................................       5.1(b)
"Mendik/FW LLC" .............................................       Introduction
"Mendik/FW Purchaser" .......................................       5.12(b)
"Merrill" ...................................................       3.2(l)
"Mr. Fascitelli" ............................................       10.3
"Mr. Greenbaum" .............................................       Introduction
"Mr. Mendik" ................................................       Introduction
"New Management Entities" ...................................       10.3
"Operating Partnership" .....................................       Introduction
"Operating Partnership Agreement" ...........................       2.3(a)
"Option" ....................................................       5.12(b)
"Option Agreement" ..........................................       5.12(b)
"Option Closing Date" .......................................       8.12(b)
"Option Price" ..............................................       5.12(b)
"Outside Date" ..............................................       5.12(a)
"Partner" ...................................................       10.3
"Partner Consent" ...........................................       10.3
"Partner Interest Contribution Agreement" ...................       2.1
"Partnership Material Adverse Effect" .......................       3.3(a)
"Permitted Distributions" ...................................       5.12(b)
"Person" ....................................................       10.3
"Property Cleaning Contract" ................................       5.10(b)
"Property Partnership" ......................................       10.3
"Property Partnership Agreements" ...........................       3.2(b)
"Property Restrictions" .....................................       3.1(h)

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
"Property-Owning Entity" ....................................       10.3
"Registration Rights Agreement" .............................       2.3(b)
"REIT" ......................................................       10.3
"REIT Management Assets" ....................................       Recitals
"Restricted Share Agreement" ................................       5.9(d)
"SEC" .......................................................       10.3
"Securities Act" ............................................       10.3
"Superior Competing Transaction" ............................       Article VII
"Taxes" .....................................................       3.1(l)
"Third-Party Management Assets" .............................       Recitals
"Transactions" ..............................................       Recitals
"Transfer Taxes" ............................................       5.8
"Two Park Company" ..........................................       10.3
"Two Penn Plaza Associates" .................................       10.3
"Unit Redemption Agreement" .................................       2.5(b)
"Unitholders" ...............................................       2.3(a)
"Units" .....................................................       1.2
"Vornado" ...................................................       Introduction
"Vornado 1740 Sub" ..........................................       5.12(a)
"Vornado Benefit Plans" .....................................       3.1(k)
"Vornado Common Shares" .....................................       10.3
"Vornado Disclosure Letter" .................................       10.3
"Vornado Employee Share Plans" ..............................       3.1(c)
"Vornado Engineering Reports" ...............................       3.1(h)
"Vornado Environmental Reports" .............................       3.1(i)
"Vornado Excess Shares" .....................................       3.1(c)
"Vornado Financial Statements" ..............................       3.1(e)
"Vornado Financial Statements Date" .........................       3.1(f)
"Vornado Material Adverse Change" ...........................       3.1(f)
"Vornado Material Adverse Effect" ...........................       3.1(a)
"Vornado Options" ...........................................       3.1(c)
"Vornado Preferred Shares" ..................................       3.1(c)
"Vornado Properties" ........................................       3.1(h)
"Vornado SEC Documents" .....................................       3.1(e)
"Vornado Structure Memorandum" ..............................       2.2
"Vornado Subsidiary" ........................................       3.1(b)
"Vornado Voting Agreement" ..................................       5.5

     THIS MASTER CONSOLIDATION AGREEMENT (this "AGREEMENT") dated as of March 12, 1997 is made and entered into among Vornado Realty Trust, a Maryland real estate investment trust ("VORNADO"), Vornado/Saddle Brook L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Vornado ("VORNADO SUB"), The Mendik Company, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), The Mendik Company, Inc., a Maryland corporation and currently the sole general partner of the Operating Partnership (the "INITIAL GENERAL PARTNER"), FW/Mendik REIT, L.L.C., a Delaware limited liability company and currently the sole limited partner in the Operating Partnership ("MENDIK/FW LLC"), Mendik Holdings LLC, a Delaware limited liability company ("MENDIK HOLDINGS"), Mendik Realty Company, Inc., a New York corporation ("MENDIK REALTY"), Mendik Managing Agent Company, Inc., a New York corporation ("MENDIK MANAGEMENT COMPANY," and together with Mendik Realty, the "EXISTING MENDIK MANAGEMENT ENTITIES"), Bernard H. Mendik, individually ("MR. MENDIK"), and David
R. Greenbaum, individually ("MR. GREENBAUM") (the Initial General Partner, Mendik/FW LLC, Mendik Holdings, the Existing Mendik Management Entities, Mr. Mendik and Mr. Greenbaum are referred to herein collectively as the "MENDIK GROUP").



                                    RECITALS

     (a) Vornado is an existing Maryland REIT which owns, directly or indirectly, interests in certain shopping centers as well as certain other real estate and other assets.

     (b) The Property-Owning Entities (other than M 393 Associates and M Eleven Associates) own the fee interests in seven office properties in Manhattan (Two Penn Plaza, Eleven Penn Plaza, 1740 Broadway, 866 United Nations Plaza, Two Park Avenue, 330 Madison Avenue and 570 Lexington Avenue) (collectively, the "MENDIK PROPERTIES").

     (c) Mr. Mendik or an Affiliate of Mr. Mendik is a general partner or managing member, as the case may be, of each of the Property Partnerships (collectively, the "MANAGING GENERAL PARTNERS").

     (d) Mr. Mendik and the Existing Mendik Management Entities (i) possess rights under certain contracts or other agreements to provide management and leasing services for the Mendik Properties in which the Operating Partnership will own, directly or indirectly, all of the interests immediately following the Effective Time (the "REIT MANAGEMENT ASSETS"), and (ii) possess rights under certain contracts or other agreements to provide management and leasing services for the Mendik Properties in which the Operating Partnership will own, directly or indirectly, some but not all of the interests immediately following the Effective Time and for certain properties in which the Operating Partnership will not own an interest, and own certain personal property that will be transferred to the Management Corporation (collectively, the "THIRD-PARTY MANAGEMENT ASSETS," and, together with the REIT Management Assets, the "MANAGEMENT BUSINESS ASSETS").

     (e) Mendik/FW LLC has entered into agreements with an investor who owns interests in Two Penn Plaza Associates, 1740 Broadway Associates and B&B (the "MAJOR PARTNER") pursuant to which Mendik/FW LLC has the right to acquire the interests of the Major Partner in those Property Partnerships (as in effect on the date hereof, the "MAJOR PARTNER AGREEMENTS").

     (f) Vornado and the Mendik Group desire to effect the transfer (by means of contribution, merger or otherwise) of certain assets of Vornado, the Mendik Property Interests and substantially all of the interests in the Management Business Assets to Vornado Sub, the Operating Partnership, the Management Corporation and/or the Management LLC, upon the terms and subject to the conditions set forth in this Agreement (the "CONSOLIDATION").

     (g) Vornado has formed Vornado Sub for the sole purpose of acquiring certain of Vornado's assets and subsequently merging with and into the Operating Partnership upon the terms set forth in this Agreement.

     (h) The Operating Partnership will form Mendik Sub for the sole purpose of acquiring certain of the Mendik Property Interests in order to facilitate the conversion of certain of the Property Partnerships into limited liability companies pursuant to the terms of this Agreement and applicable law.

     (i) Mr. Mendik and Mr. Greenbaum, individually or jointly, control Building Maintenance Service LLC, a New York limited liability company (the "MENDIK CLEANING COMPANY"), and Guard Management Service Corp., a New York corporation (the "MENDIK SECURITY COMPANY"), which provide cleaning and security services, respectively, for the Mendik Properties and certain other office properties in the New York metropolitan area.

     (j) Vornado, Vornado Sub and Mendik/FW LLC desire to make certain representations, warranties, covenants and agreements in connection with the Consolidation and also to prescribe various conditions to the Consolidation.

     (k) Concurrently with the execution of this Agreement and as an inducement to Vornado to enter into this Agreement, Mr. Mendik, Mr. Greenbaum, certain entities they control and certain of their affiliates (collectively, the "MENDIK VOTING GROUP") (the members of which are listed on ANNEX A) have entered into voting agreements (the "MENDIK VOTING AGREEMENTS") with respect to the interests of each member of the Mendik Voting Group in the Property Partnerships.

     (l) Concurrently with the execution of this Agreement and as an inducement to the Mendik Group to enter into this Agreement, Vornado has employed and entered into a share option agreement (the "MENDIK SHARE OPTION AGREEMENTS") with each of the seven executive officers of Mendik Realty listed on ANNEX B.

     (m) Concurrently with the execution of this Agreement and as an inducement to FWM to consent to this Agreement, Vornado, certain members of the Mendik Group and FWM have entered into an agreement whereby the interests of FWM in Mendik/FW LLC may, under certain circumstances, be acquired by Vornado Sub and certain mutual indemnities will be provided to the Operating Partnership (the "FWM PURCHASE AGREEMENT").

     (n) The Operating Partnership has entered into one or more agreements with the M/S Limited Partners pursuant to which, among other things, concurrently with the closing of the Consolidation, the Operating Partnership will acquire the interests of the M/S Limited Partners in the Eleven Penn Partnerships in exchange for Units (as defined below) (the "M/S LIMITED PARTNERS AGREEMENTS").

     (o) The transactions contemplated by this Agreement, the Mendik Voting Agreements, the M/S Limited Partners Agreements, the Mendik Share Option Agreements, the FWM Purchase Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Consolidation, are referred to collectively in this Agreement as the "TRANSACTIONS."

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         PRE-CONSOLIDATION TRANSACTIONS


     SECTION 1.1 Transfer of REIT Management Assets and Major Partner's Interests. Immediately prior to the Effective Time (as defined below), the following transactions shall occur:s.

          (a) Mendik Realty shall contribute the REIT Management Assets to Mendik Holdings in exchange for an interest in Mendik Holdings, pursuant to a Contribution Agreement substantially in the form of EXHIBIT A.

          (b) Mendik Holdings shall contribute to Mendik/FW LLC, as an additional capital contribution in respect of Mendik Holdings' interest in Mendik/FW LLC, and Mendik/FW LLC shall receive from Mendik Holdings, the REIT Management Assets, pursuant to a Contribution Agreement substantially in the form of the Contribution Agreement referred to in subsection (a) above.

          (c) Mendik/FW LLC shall contribute to the Operating Partnership, as an additional capital contribution in respect of Mendik/FW LLC's interest in the Operating Partnership, and the Operating Partnership shall receive from Mendik/FW LLC, an undivided ninety-nine percent (99%) interest in the REIT Management Assets, pursuant to a Contribution Agreement substantially in the form of the Contribution Agreement referred to in subsection (a) above.

          (d) Mendik/FW LLC shall contribute to the Management Corporation an undivided one percent (1%) interest in the REIT Management Assets, pursuant to the Assignment and Assumption Agreement described in Section 1.3(c) below.

          (e) The Operating Partnership and the Management Corporation shall contribute their interests in the REIT Management Assets to the Management LLC in exchange for interests of 99% and 1%, respectively, in the Management LLC.

          (f) Mendik/FW LLC shall contribute to the Operating Partnership, as an additional capital contribution in respect of Mendik/FW LLC's interest in the Operating Partnership, and the Operating Partnership shall receive from Mendik/FW LLC, either:

               (i) in the event the transactions described in Sections 5.12(a) and (b) have not been consummated, Mendik/FW LLC's rights under the Major Partner Agreements; or

               (ii) in the event the transactions described in Sections 5.12(a) and (b) have been consummated, Mendik/FW LLC's interests in B&B and Mendik/FW LLC's rights under the Major Partner Agreement relating to the Major Partner's interest in Two Penn Plaza Associates.

     SECTION 1.2 Recapitalization of the Operating Partnership. Immediately following the completion of the transactions described in Section 1.1, the Initial General Partner and Mendik/FW LLC shall cause the Operating Partnership to be recapitalized and to issue (i) 1,000 units of partnership interest in the Operating Partnership ("UNITS") to the Initial General Partner as the sole general partner of the Operating Partnership and (ii) 2,329,654 Units to Mendik/FW LLC as the sole limited partner in the Operating Partnership, subject to adjustment as set forth in the Mendik Structure Memorandum (as defined below).


     SECTION 1.3 Transfer of Third-Party Management Assets. Immediately prior to the Effective Time, the following transactions shall occur:

          (a) Mr. Mendik and the Existing Mendik Management Entities shall contribute the Third-Party Management Assets to Mendik Holdings in exchange for an interest in Mendik Holdings, pursuant to a Contribution Agreement substantially in the form of EXHIBIT B.

          (b) Mendik Holdings shall contribute to Mendik/FW LLC, as an additional capital contribution in respect of Mendik Holdings's interest in Mendik/FW LLC, and Mendik/FW LLC shall receive from Mendik Holdings, the Third-Party Management Assets, pursuant to a Contribution Agreement substantially in the form of the Contribution Agreement referred to in subsection (a) above.

          (c) (i) Mendik/FW LLC shall transfer the Third-Party Management Assets, as well as the interest in the REIT Management Assets described in
     Section 1.1(d) above, to the Management Corporation in exchange for (A) 75 shares of voting common stock, par value $.01 per share, of the Management Corporation (the "MANAGEMENT CORPORATION VOTING STOCK"), which will represent a five percent (5%) economic interest in the Management Corporation, (B) 1,425 shares of nonvoting common stock, par value $.01 per share, of the Management Corporation (the "MANAGEMENT CORPORATION NONVOTING STOCK"), which will represent a ninety-five percent (95%) economic interest in the Management Corporation, and (C) a promissory note issued by the Management Corporation in the amount of SIX MILLION DOLLARS ($6,000,000) (the "MANAGEMENT CORPORATION NOTE"), all pursuant to an Assignment and Assumption Agreement substantially in the form of EXHIBIT C-1.

               (ii) In connection with the transfer of the Third Party Management Assets to the Management Corporation, Mendik Realty and Mendik Management Company, as applicable, shall make certain covenants to the Operating Partnership with respect to certain of the Third-Party Management Assets pursuant to a letter substantially in the form of EXHIBIT C-2.

          (d) (i) Mendik/FW LLC shall sell to Mr. Fascitelli thirty-seven (37) shares of Management Corporation Voting Stock in exchange for cash in the amount of THIRTY-SEVEN THOUSAND DOLLARS ($37,000);

               (ii) Mendik/FW LLC shall sell to Mr. Mendik nineteen (19) shares of Management Corporation Voting Stock in exchange for cash in the amount of NINETEEN THOUSAND DOLLARS ($19,000);

               (iii) Mendik/FW LLC shall sell to Mr. Greenbaum nineteen (19) shares of Management Corporation Voting Stock in exchange for cash in the amount of NINETEEN THOUSAND DOLLARS ($19,000); and

               (iv) The Management Corporation, Mr. Fascitelli, Mr. Mendik and Mr. Greenbaum shall enter into a Shareholders Agreement with respect to their interests in the Management Corporation (the "MANAGEMENT CORPORATION SHAREHOLDERS AGREEMENT") substantially in the form of EXHIBIT D.

          (e) Mendik/FW LLC shall transfer the Management Corporation Nonvoting Stock and the Management Corporation Note to the Operating Partnership in exchange for cash in the amount of $7,425,000, pursuant to an Assignment and Assumption Agreement substantially in the form of EXHIBIT E-1. A portion of the consideration paid for such assets may be repaid by Mendik/FW LLC to the Operating Partnership under certain circumstances pursuant to a letter agreement to be entered into by Mendik/FW LLC and the Operating Partnership substantially in the form of EXHIBIT E-2.

                                   ARTICLE II

                                THE CONSOLIDATION

     SECTION 2.1 Transfer of Property Partnership Assets and Related Transactions. Effective as of the Effective Time, the Operating Partnership shall acquire (or, in certain circumstances as described in the memorandum relating to the proposed transfer of interests in the Mendik Properties attached hereto as APPENDIX A (the "MENDIK STRUCTURE MEMORANDUM"), the Operating Partnership shall acquire through Mendik Sub) the interests of the Partners substantially in the manner described in the Mendik Structure Memorandum and in exchange for a combination of cash and Units as set forth in (or as determined in accordance with) the Mendik Structure Memorandum, all pursuant to partner interest contribution agreements substantially in the forms attached hereto as EXHIBITS F-1, F-2, F-3, F-4, F-5, F-6, F-7 and F-8 (each a "PARTNER INTEREST CONTRIBUTION AGREEMENT"); provided, however, that in the event the transactions described in Section 5.12(a) are consummated, then the interests of the Partners in 1740 Broadway Associates will be transferred to the Vornado 1740 Sub (as defined below) on the terms set forth in Sections 5.12(a) and (b) and pursuant to documents substantially as described in Sections 5.12(a) and (b).

     SECTION 2.2 Transfer of Vornado Assets. Effective as of the Effective Time, the Operating Partnership shall acquire at least ninety-five percent (95%) of the assets held, directly or indirectly, by Vornado and its consolidated subsidiaries (based on the aggregate fair market value thereof) substantially in the manner described in the memorandum relating to the proposed transfer of the assets of Vornado attached hereto as APPENDIX B (the "VORNADO STRUCTURE MEMORANDUM") and in exchange for Units as set forth in (or determined in accordance with) the Vornado Structure Memorandum (together with such changes therein as may be necessary or appropriate to effect savings in transfer taxes, provided any such changes shall not materially alter the amounts, quality or character of the assets that are to be acquired by the Operating Partnership).



     SECTION 2.3 Operating Partnership Transactions. Effective as of the Effective Time, the following transactions relating to the Operating Partnership shall occur:

          (a) Vornado, the Initial General Partner, Mendik/FW LLC, Mendik 570 Corp, the Mendik Partnership, the Major Partner, the M/S Limited Partners and each Partner (or any distributee of such Partner) who receives Units in the Consolidation (collectively, "UNITHOLDERS") shall execute and deliver a First Amended and Restated Agreement of Limited Partnership of the Operating Partnership substantially in the form of EXHIBIT G (the "OPERATING PARTNERSHIP AGREEMENT"), pursuant to which:

               (i) Vornado shall be admitted as an additional general partner of the Operating Partnership;

               (ii) the 1,000 Units representing the Initial General Partner's interest in the Operating Partnership shall be converted into a limited partner interest in the Operating Partnership;

               (iii) each of the Units in the Operating Partnership held by the Initial General Partner and Mendik/FW LLC shall be deemed to be Class C Units;

               (iv) each of the Units in the Operating Partnership received by Vornado and the Major Partner in the Consolidation shall be deemed to be Class A Units;

               (v) each of the Units in the Operating Partnership received by the Partners (or their distributees) in the Transactions shall be deemed to be Class D Units, subject to the conversion of the Units received by certain Affiliates of the Mendik Group into Class C Units pursuant to the terms of the Operating Partnership Agreement;

               (vi) each of the Units in the Operating Partnership received by the M/S Limited Partners in connection with the Transactions shall be deemed to be Class E Units; and

               (vii) the name of the Operating Partnership shall be changed to Vornado Realty L.P.

          (b) Vornado shall execute and deliver for the benefit of each Unitholder (other than Vornado and the Major Partner) a Registration Rights Agreement substantially in the form of EXHIBIT H (the "REGISTRATION RIGHTS AGREEMENT").

          (c) Mendik Realty shall assign its interest as a tenant under a lease for certain space at 330 Madison Avenue to the Operating Partnership or to such other entity as the parties may mutually agree.


     SECTION 2.4 Mendik/FW LLC Transactions. Effective as of the Effective Time, the following transactions relating to Mendik/FW LLC shall occur:

          (a) Vornado Sub shall acquire all of the membership interest of FWM in Mendik/FW LLC for cash pursuant to the FWM Purchase Agreement.

          (b) Mendik/FW LLC shall redeem the interest in Mendik/FW LLC acquired by Vornado Sub pursuant to subsection (a) above for 870,865 Units, from those Units Mendik/FW LLC is to receive in connection with the recapitalization of the Operating Partnership pursuant to Section 1.2.

          (c) The parties hereto acknowledge that, notwithstanding that Vornado Sub will be a member of Mendik/FW LLC for a specified period as described above, none of Vornado, Vornado Sub or any of their affiliates shall have any responsibility for any obligation of Mendik/FW LLC hereunder or under any related document, nor shall the fact that Vornado Sub will be a member of Mendik/FW LLC for a specified period of time give rise to any defense on the part of Mendik/FW LLC to the performance of or compliance with any obligation or covenant hereunder or under any related document.

     SECTION 2.5 Acquisition of Units by Vornado and the Operating Partnership. Immediately following the Effective Time, the following transactions shall occur:

          (a) Vornado shall acquire the Units issued to the Major Partner pursuant to Section 2.1 in exchange for 962 Vornado Common Shares.

          (b) The Operating Partnership shall acquire Units issued to any Partners (or their distributees) who elect to sell such Units to the Operating Partnership pursuant to the solicitation of such Partners by the Memorandum (as defined below) for cash at a purchase price of $52.00 per Unit, pursuant to a Unit Redemption Agreement in substantially the form of
     EXHIBIT I (the "UNIT REDEMPTION AGREEMENT").

          (c) Immediately following the completion of the transactions described in clauses (a) and (b) immediately above, Exhibit A to the Operating Partnership Agreement shall be amended to reflect the then-current ownership of Units.

     SECTION 2.6 Closing; Effective Time.

     (a) The closing of the Consolidation will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3) shall be no later than the fifth day after satisfaction or waiver of the conditions set forth in Section
6.1 (the "CLOSING DATE"), at the offices of Proskauer, Rose, Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036, unless another date or place is agreed to by the parties hereto.

     (b) As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, Vornado Sub and the Operating Partnership shall file a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") executed in accordance with the DGCL and shall make all other filings or recordings required under the DGCL. The Consolidation shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time which Vornado, the Operating Partnership and Mendik/FW LLC have agreed upon and designated in such filing in accordance with applicable law (the time the Consolidation becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

     (c) Notwithstanding anything to the contrary contained in this Agreement or otherwise, the parties hereto hereby agree and understand that the Transactions may occur in any order and that each of the Transactions shall be deemed to be effective only as of the Effective Time and only upon the effectiveness of all of the Transactions; provided, as set forth above certain of the Transactions shall be completed prior to certain other of the Transactions in order (i) to maintain the separate legal existence of the various entities participating in the Transactions and (ii) to avoid, to the greatest extent possible, the imposition of any Taxes (as defined below) (including, without limitation any Transfer Taxes (as defined below)) on any of the Transactions or on any of the parties hereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


     SECTION 3.1 Representations and Warranties of Vornado. Vornado and Vornado Sub represent and warrant to the Operating Partnership and Mendik/FW LLC as follows, which representations and warranties shall be true and shall be given only as of the date of this Agreement and shall not survive following the Effective Time:

          (a) Organization, Standing and Corporate Power of Vornado and Vornado Sub. Vornado is a REIT duly organized and validly existing under the laws of the State of Maryland. Vornado Sub is a Delaware limited liability company duly organized and validly existing under the laws of the State of Delaware. Each of Vornado and Vornado Sub has the requisite corporate or other (as the case may be) power and authority to carry on its business as now being conducted. Each of Vornado and Vornado Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Vornado, Vornado Sub and the Vornado Subsidiaries (as hereinafter defined), taken as a whole (a "VORNADO MATERIAL ADVERSE EFFECT"). Each of Vornado and Vornado Sub has delivered to the Operating Partnership and the Mendik Group complete and correct copies of its Declaration of Trust, Articles of Incorporation or Certificate of Organization (as the case may be) and Bylaws or Operating Agreement (as the case may be), as amended or supplemented to the date of this Agreement.

          (b) Vornado Subsidiaries. SCHEDULE 3.1(B) to the Vornado Disclosure Letter sets forth for each entity in which Vornado, directly or indirectly, owns or controls 50% or more of the voting or economic interest (each, a "VORNADO SUBSIDIARY") and for Alexander's, Inc., a Delaware corporation ("ALEXANDER'S"), the name of each such entity and the ownership interest therein of Vornado. Except as set forth in SCHEDULE 3.1(B) to the Vornado Disclosure Letter, (A) all the outstanding shares of capital stock of each Vornado Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by Vornado or another Vornado Subsidiary free and clear of all pledges, claims, liens, charges, security interests, and encumbrances of any kind or nature whatsoever (collectively, "LIENS") and (B) all equity interests in each Vornado Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Vornado or another Vornado Subsidiary free and clear of all Liens except, in the case of clause (A) and (B), for Liens that, in the aggregate, do not have a Vornado Material Adverse Effect. Except for the capital stock of or other equity or ownership interests in the Vornado Subsidiaries, investment securities and except as set forth in SCHEDULE 3.1(B) to the Vornado Disclosure Letter, Vornado does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Vornado Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each

     Vornado Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted, except for such failures as, in the aggregate, do not have a Vornado Material Adverse Effect. Each Vornado Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Vornado Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, other comparable organizational documents and partnership, operating and joint venture agreements of each Vornado Subsidiary, as amended to the date of this Agreement, have been delivered or made available to the Operating Partnership and the Mendik Group.

          (c) Capital Structure. The authorized shares of beneficial interest of Vornado consist of 50,000,000 Vornado Common Shares, 1,000,000 preferred shares of beneficial interest, no par value per share ("VORNADO PREFERRED SHARES") and 51,000,000 excess shares of beneficial interest, par value $.04 per share ("VORNADO EXCESS SHARES"). On the date hereof, (i) 26,087,910 Vornado Common Shares (excluding 459,770 Vornado Common Shares held in trust for the benefit of Mr. Fascitelli) and no Vornado Preferred Shares or, to the Knowledge of Vornado, Vornado Excess Shares were issued and outstanding, (ii) no Vornado Common Shares or Vornado Preferred Shares were held by Vornado in its treasury, (iii) 728,066 Vornado Common Shares were available for issuance under Vornado's employee benefit or incentive plans ("VORNADO EMPLOYEE SHARE PLANS"), and (iv) 3,338,385 Vornado Common Shares (including 459,770 Vornado Common Shares held in trust for the benefit of Mr. Fascitelli) were issuable upon exercise of outstanding stock options ("VORNADO OPTIONS") to purchase Vornado Common Shares. On the date of this Agreement, except as set forth in this Section 3.1(c), no shares of beneficial interest or other voting securities of Vornado were issued, reserved for issuance or outstanding. There are no outstanding share appreciation rights relating to any shares of beneficial interest of Vornado. All outstanding shares of beneficial interest of Vornado are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in SCHEDULE 3.1(C) to the Vornado Disclosure Letter or as set forth in any partnership, operating or joint venture agreements of each Vornado Subsidiary, there are no bonds, debentures, notes or other indebtedness of Vornado which give the holder thereof the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Vornado may vote. Except (A) for the Vornado Options, (B) as set forth in SCHEDULE 3.1(C) to the Vornado Disclosure Letter or (C) as set forth in any partnership, operating or joint venture agreements of any Vornado Subsidiary, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Vornado or any Vornado Subsidiary is a party or by which such entity is bound, obligating Vornado or any Vornado Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of Vornado or of any Vornado Subsidiary or obligating Vornado or any Vornado Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Vornado or a Vornado Subsidiary). Except as set forth in SCHEDULE 3.1(C) to the Vornado Disclosure Letter, there are no outstanding contractual obligations of Vornado or any Vornado Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest or other ownership interests in Vornado or any Vornado Subsidiary or to make any material investment (in the form of a loan, capital contribution or otherwise) in any Person (other than a Vornado Subsidiary).

          (d) Authority; Noncontravention; Consents. Each of Vornado and Vornado Sub has the requisite corporate or other (as the case may be) power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which Vornado or Vornado Sub (as the case may be) is a party. The execution and delivery of this Agreement by each of Vornado and Vornado Sub and the consummation by each of Vornado and Vornado Sub of the transactions contemplated by this Agreement to which Vornado or Vornado Sub (as the case may be) is a party have been duly authorized by all necessary corporate or other (as the case may be) action on the part of each of Vornado and Vornado Sub. This Agreement has been duly executed and delivered by each of Vornado and Vornado Sub and constitutes a valid and binding obligation of each of Vornado and Vornado Sub, enforceable against each of Vornado and Vornado Sub in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity. Except as set forth in SCHEDULE 3.1(D) to the Vornado Disclosure Letter, the execution and delivery of this Agreement by each of Vornado and Vornado Sub do not, and the consummation of the transactions contemplated by this Agreement to which Vornado or Vornado Sub (as the case may be) is a party and compliance by each of Vornado and Vornado Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Vornado, Vornado Sub, or any other Vornado Subsidiary under, (i) the Declaration of Trust, Articles of Incorporation or Certificate of Organization (as the case may be) or By-laws or Operating Agreement (as the case may be) of Vornado and Vornado Sub or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Vornado Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Vornado, Vornado Sub or any other Vornado Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to Vornado, Vornado Sub or any other Vornado Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
     (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Vornado Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to Vornado, Vornado Sub or any Vornado Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Vornado or Vornado Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of a report on Form 8-K, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (2) such filings as may be required in connection with the payment of any Transfer Taxes (as hereinafter defined) and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in SCHEDULE 3.1(D) to the Vornado Disclosure Letter or (A) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not, in the aggregate, have a Vornado Material Adverse Effect or prevent the consummation of the Transactions.

          (e) SEC Documents; Financial Statements; Undisclosed Liabilities. Vornado has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC. The Vornado Annual Report on Form 10-K for the year ended December 31, 1996 (including all documents incorporated therein by reference) and the Vornado Proxy Statement on Schedule 14A relating to the 1996 annual meeting of Vornado shareholders (collectively, the "VORNADO SEC DOCUMENTS") as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. The consolidated financial statements of Vornado included in the Vornado Annual Report on Form 10-K for the year ended December 31, 1996 (the "VORNADO FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principals ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Vornado and the Vornado Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended, except for liabilities and obligations which would not have a Vornado Material Adverse Effect. Except as set forth in the Vornado Financial Statements or in SCHEDULE 3.1(E) to the Vornado Disclosure Letter, to the Knowledge of Vornado, neither Vornado nor any Vornado Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Vornado or which, individually or in the aggregate, would have a Vornado Material Adverse Effect.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Vornado SEC Documents or in SCHEDULE 3.1(F) to the Vornado Disclosure Letter, since December 31, 1996 (the "VORNADO FINANCIAL STATEMENTS DATE") to a time immediately prior to the execution of this Agreement, there has not been (i) an occurrence or circumstance that would have a Vornado Material Adverse Effect (a "VORNADO MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Vornado Material Adverse Change, (ii) except for regular quarterly dividends not in excess of $.64 per Vornado Common Share, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Vornado's shares of beneficial interest, (iii) any split, combination or reclassification of any of Vornado's shares of beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, its shares of beneficial interest or any issuance of an ownership interest in any Vornado Subsidiary, (iv) any damage, destruction or loss, not covered by insurance, that has had or would have a Vornado Material Adverse Effect or (v) any change in accounting methods, principles or practices by Vornado or any Vornado Subsidiary except insofar as may have been disclosed in the Vornado SEC Documents or required by a change in GAAP.


          (g) Litigation. Except as disclosed in the Vornado SEC Documents or in
     SCHEDULE 3.1(G) to the Vornado Disclosure Letter, and other than personal injury and other routine tort litigation that has arisen from the ordinary course of operations of Vornado and the Vornado Subsidiaries which are covered by adequate insurance (other than deductibles), there is no suit, action or proceeding pending or, to the knowledge of Vornado and Vornado Sub, threatened against or affecting Vornado or any Vornado Subsidiary which, if determined adversely to Vornado or any Vornado Subsidiary, individually or in the aggregate, could reasonably be expected to (A) have a Vornado Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Vornado or any Vornado Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have either such effect.


          (h) Properties. Except as provided in SCHEDULE 3.1(H) to the Vornado Disclosure Letter, Vornado or one of the Vornado Subsidiaries owns fee simple title to each of the real properties identified in SCHEDULE 3.1(H) to the Vornado Disclosure Letter (the "VORNADO PROPERTIES"), which are all of the real estate properties owned by them. The Vornado Properties are owned free and clear of rights of way, written agreements, liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("ENCUMBRANCES"), other than tenant leases, and Encumbrances disclosed on existing title reports or existing surveys (copies of which title reports and surveys have previously been delivered or made available to the Operating Partnership and the Mendik Group) and except for such other Encumbrances which, taken as a whole with respect to the Vornado Properties, do not have a Vornado Material Adverse Effect. Except as provided in SCHEDULE 3.1(H) to the Vornado Disclosure Letter or in the engineering reports listed in SCHEDULE 3.1(H) to the Vornado Disclosure Letter and previously delivered or made available to the Mendik Group (the "VORNADO ENGINEERING REPORTS"), (i) none of Vornado or any Vornado Subsidiary has received notice that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Vornado Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Vornado Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Vornado Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same that, in the case of any of the foregoing, has not been cured, (ii) none of Vornado or any Vornado Subsidiary has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Vornado Properties issued by any Governmental Entity that has not been cured, (iii) there is no physical damage to any Vornado Property for which there is no insurance in effect covering the cost of the restoration, except for matters referred to in clauses (i), (ii) and (iii) above which, in the aggregate, do not have a Vornado Material Adverse Effect. Except as set forth in SCHEDULE 3.1(H) to the Vornado Disclosure Letter or in the Vornado Engineering Reports, none of Vornado or any of the Vornado Subsidiaries has received any notice from any Governmental Entity to the effect that (1) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Vornado Properties or (2) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Vornado Properties or by the continued maintenance, operation or use of the parking areas, except for any matters referred to in clause (1) or (2) above which, in the aggregate, do not have a Vornado Material Adverse Effect. Except as set forth in SCHEDULE 3.1(H) to the Vornado Disclosure Letter or in the Vornado Engineering Reports, (A) all work to be performed, payments to be made and actions to be taken by Vornado or Vornado Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Vornado Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and, (B) to the Knowledge of Vornado, there are no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except for any such planned or proposed work, payments or actions described in clause (A) or (B) which, in the aggregate, if they did not happen, would not reasonably be expected to have a Vornado Material Adverse Effect.

          (i) Environmental Matters. Except as disclosed in the Vornado SEC Documents, as set forth in SCHEDULE 3.1(I) to the Vornado Disclosure Letter or set forth in the environmental reports relating to certain of the Vornado Properties (the "VORNADO ENVIRONMENTAL REPORTS"), which Vornado Environmental Reports are listed in SCHEDULE 3.1(I) to the Vornado Disclosure Letter and have previously been provided or made available to the Mendik Group, none of Vornado, any of the Vornado Subsidiaries or, to the Knowledge of Vornado, any other Person has caused or permitted (A) the unlawful presence of any Hazardous Materials on any of the Vornado Properties or (B) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Vornado Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, in the aggregate, have a Vornado Material Adverse Effect; and in connection with the construction on or operation and use of the Vornado Properties, Vornado and the Vornado Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, in the aggregate, would not have a Vornado Material Adverse Effect.

          (j) Related Party Transactions. Except as set forth in SCHEDULE 3.1(J) to the Vornado Disclosure Letter or in the Vornado SEC Documents, there are no arrangements, agreements and contracts entered into by Vornado, Vornado Sub or any of the Vornado Subsidiaries with (i) any Person who is an officer, director or affiliate of Vornado, Vornado Sub or any of the Vornado Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any Person who acquired Vornado Common Shares in a private placement. Copies of all of the foregoing documents have previously been delivered or made available to the Mendik Group.

          (k) Absence of Changes in Benefit Plans; ERISA Compliance.

               (i) Except as disclosed in the Vornado SEC Documents or in
          SCHEDULE 3.1(K)(I) to the Vornado Disclosure Letter and except as permitted by Section 4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since December 31, 1995), since the Vornado Financial Statements Date, there has not been any adoption or amendment by Vornado or any Vornado Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom share, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding or oral or in writing) providing benefits to any current or former employee, officer, trustee or director of Vornado, any Vornado Subsidiary, or any Person affiliated with Vornado under Section 414 (b), (c), (m) or (o) of the Code (collectively, "VORNADO BENEFIT PLANS").

               (ii) Except as described in the Vornado SEC Documents or in
          SCHEDULE 3.1(K)(II) to the Vornado Disclosure Letter or as would not have a Vornado Material Adverse Effect, (A) all Vornado Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code and (B) none of Vornado or any Vornado Subsidiary has any liabilities or obligations with respect to any such Vornado Benefit Plans, whether accrued, contingent or otherwise, nor to the Knowledge of Vornado are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.1(K)(II), the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Vornado Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director.

          (l) Taxes.

               (i) Each of Vornado and each Vornado Subsidiary has (A) filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, and (B) paid (or Vornado has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it, and the Vornado Financial Statements reflect an adequate reserve for all material Taxes payable by Vornado (and by those Vornado Subsidiaries and whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements, except for such failures that do not have a Vornado Material Adverse Effect. Complete and correct copies of all federal, state and local tax returns and reports for Vornado and each Vornado Subsidiary and all written communications relating thereto have been delivered or made available to the Operating Partnership and the Mendik Group. Since the Vornado Financial Statement

          Date, none of Vornado or any Vornado Subsidiary has incurred any liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, and none of Vornado or any Vornado Subsidiary has incurred any material liability for Taxes other than Taxes incurred in connection with the transactions described in Section 2.2 or in the ordinary course of business. To the Knowledge of Vornado, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence with respect to the period described in said sentence will be imposed upon Vornado. Except as set forth in SCHEDULE 3.1(L) to the Vornado Disclosure Letter or as reserved for in the Vornado Financial Statements, no deficiencies for any Taxes have been assessed or, to the Knowledge of Vornado, proposed or asserted against Vornado or any of the Vornado Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except for such deficiencies that do not have a Vornado Material Adverse Effect. As used in this Agreement, "TAXES" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

               (ii) Each of Vornado, beginning with its taxable year ended December 31, 1993 and through the most recent December 31, and Alexander's, beginning with its taxable year ended December 31, 1995 and through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to Vornado's Knowledge, no such challenge is pending or threatened. None of Vornado or any Vornado Subsidiary holds any asset that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          (m) No Payments to Employees, Officers or Directors. Except as set forth in SCHEDULE 3.1(M) to the Vornado Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer, trustee or director of Vornado or any Vornado Subsidiary.

          (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co., the fees and expenses of which have previously been disclosed to the Operating Partnership and the Mendik Group and will be paid by Vornado (or by the Operating Partnership if the Consolidation is consummated), is entitled, or would, assuming closing of the Transactions, be entitled, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Vornado, Vornado Sub or any other Vornado Subsidiary.

          (o) Compliance with Laws. To the Knowledge of Vornado, except as disclosed in the Vornado SEC Documents, none of Vornado or any of the Vornado Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for any violations and failures to comply that would not, in the aggregate, reasonably be expected to result in a Vornado Material Adverse Effect.

          (p) Contracts; Debt Instruments.

               (i) Except as disclosed in the Vornado Financial Statements, none of Vornado or any Vornado Subsidiary has received notice of any default that has not been cured under, or to the Knowledge of Vornado, is in violation of or in default under (nor, to the Knowledge of Vornado, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.1(P)(I) to the Vornado Disclosure Letter and except for violations or defaults that would not, in the aggregate, result in a Vornado Material Adverse Effect.

               (ii) Except as expressly identified in the most recent financial statements contained in the Vornado SEC Documents and except as permitted by Section 4.2, SCHEDULE 3.1(P)(II) to the Vornado Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments evidencing any indebtedness of Vornado or any of the Vornado Subsidiaries for borrowed money in effect as of the date hereof and that will be in effect after the Closing Date and (y) the respective principal amounts outstanding thereunder on December 31, 1996.

          (q) Interim Operations of Vornado Sub. Vornado Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

          (r) Vote Required. Other than votes or consents by the Board of Trustees of Vornado or a Vornado Subsidiary with respect to actions to be taken by any Vornado Subsidiary, all of which will be obtained prior to the Effective Time, no vote of the holders of any class or series of Vornado's shares of beneficial interest is necessary (under applicable law, its Declaration of Trust or otherwise) to approve this Agreement and the transactions contemplated hereby, and the affirmative vote of a majority of the members of Vornado's Board of Trustees, which vote has been obtained, is the only vote necessary (under applicable law or otherwise) to approve this Agreement and the transactions contemplated hereby.

          (s) Investment Company Act of 1940. None of Vornado, Vornado Sub or any of the Vornado Subsidiaries is, or at the Effective Time will be, required to be registered as an "investment company" under the 1940 Act (as hereinafter defined).

     SECTION 3.2 Representations and Warranties of Mendik/FW LLC. Mendik/FW LLC represents and warrants to Vornado and Vornado Sub as follows, which representations and warranties shall be true and shall be given only as of the date of this Agreement and shall not survive following the date of this Agreement:

          (a) Organization, Standing and Corporate Power of the Operating Partnership and the Mendik Group. Each of the Operating Partnership and each member of the Mendik Group that is an entity is duly organized and validly existing under the laws of its respective jurisdiction of organization, and has the requisite power and authority to carry on its business as now being conducted. Each member of the Mendik Group that is an individual has the full right, power and capacity to own and dispose of property and to undertake the Transactions to which such individual is a party pursuant to this Agreement. Each of the Operating Partnership and each member of the Mendik Group that is an entity is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of (i) the Operating Partnership (as constituted as of the date of this Agreement), the New Management Entities, the Property Partnerships or the Property-Owning Entities, all of the foregoing taken as a whole, or
     (ii) the Operating Partnership (considered as it is expected to be constituted immediately following the Effective Time) (either (i) or (ii), a "MENDIK MATERIAL ADVERSE EFFECT"). Each of the Operating Partnership and each member of the Mendik Group that is an entity has delivered to Vornado and Vornado Sub complete and correct copies of its Articles of Incorporation, Bylaws, other organizational documents and partnership and joint venture agreements, as applicable, as amended or supplemented to the date of this Agreement.

          (b) Property Partnerships. Each Property Partnership and each Property-Owning Entity (as hereinafter defined) is duly organized and validly existing under the laws of its respective jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Property Partnership and each Property-Owning Entity is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Mendik Material Adverse Effect. Except as set forth in SCHEDULE 3.2(B)(1) to the Mendik Disclosure Letter, none of the Property Partnerships or Property-Owning Entities has conducted or currently conducts any business or has owned or owns any assets other than cash and investment securities and direct or indirect interests in another Property Partnership, in a Property-Owning Entity or in a Mendik Property.

          SCHEDULE 3.2(B)(2) to the Mendik Disclosure Letter sets forth for each of the Property Partnerships and each of the Property-Owning Entities the relevant partnership or operating agreements and all amendments thereto (collectively, the "PROPERTY PARTNERSHIP AGREEMENTS"). The Mendik Group has delivered to Vornado complete and correct copies of (i) each Property Partnership Agreement, (ii) the Major Partner Agreements and (iii) the M/S Limited Partners Agreements.

          (c) Interests in the Property Partnerships and the Property-Owning Entities. SCHEDULE 3.2(C)(1) to the Mendik Disclosure Letter sets forth for each Property Partnership and each Property-Owning Entity the names of all the partners and, to the Knowledge of the Mendik Group, holders of beneficial interests in each such Property Partnership or Property-Owning Entity. Except as set forth in SCHEDULE 3.2(C)(2) to the Mendik Disclosure Letter or in the Property Partnership Agreements, there are no bonds, debentures, notes or other indebtedness of any Property Partnership or Property-Owning Entity which give the holder thereof the right to vote (or convertible into, or exchangeable for, interests having the right to vote) on any matters on which Partners may vote. Except as set forth in SCHEDULE 3.2(C)(2) to the Mendik Disclosure Letter or in the Property Partnership Agreements, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any Property Partnership or Property-Owning Entity is a party or by which such entity is bound, obligating any Property Partnership or Property-Owning Entity to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests or other ownership interests of any Property Partnership or Property-Owning Entity or obligating any Property Partnership or Property-Owning Entity to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in SCHEDULE 3.2(C)(2) to the Mendik Disclosure Letter or in the Property Partnership Agreements, there are no outstanding contractual obligations of any Property Partnership or Property-Owning Entity to repurchase, redeem or otherwise acquire any partnership interests or other ownership interests in any Property Partnership or Property-Owning Entity or to make any material investment (in the form of a loan, capital contribution or otherwise) in any Person (other than another Property Partnership or Property-Owning Entity). Except as set forth in the Property Partnership Agreements, to the Knowledge of the Mendik Group, there are no Liens on the interests of the Major Partner, the M/S Limited Partners or any of the Partners in any of the Property Partnerships.

          (d) Authority; Noncontravention; Consents. Each of the Operating Partnership and each member of the Mendik Group has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by each of the Operating Partnership and each member of the Mendik Group and the consummation by each of them of the transactions contemplated by this Agreement to which it is a party have been duly authorized by all necessary corporate, partnership or other action on the part of each of them. This Agreement has been duly executed and delivered by each of the Operating Partnership and each member of the Mendik Group and constitutes a valid and binding obligation of each of the Operating Partnership and each member of the Mendik Group, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity. Except for Partner Consents and as set forth in
     SCHEDULE 3.2(D) to the Mendik Disclosure Letter, the execution and delivery of this Agreement by each of the Operating Partnership and each member of the Mendik Group do not, and the consummation of the transactions contemplated by this Agreement to which the Operating Partnership or any member of the Mendik Group (as the case may be) is a party and compliance by each of the Operating Partnership and each member of the Mendik Group with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity under,
     (i) the applicable organizational documents of any of them, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Mendik Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Operating Partnership or any member of the Mendik Group, in connection with the execution and delivery of this Agreement or the consummation by the Operating Partnership or any member of the Mendik Group, as the case may be, of any of the transactions contemplated by this Agreement, except for
     (1) such filings as may be required in connection with the payment of any Transfer Taxes and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not, in the aggregate, have a Mendik Material Adverse Effect or prevent the consummation of the Transactions.

          (e) Financial Statements; Undisclosed Liabilities.

               (i) SCHEDULE 3.2(E)(I) to the Mendik Disclosure Letter sets forth a complete and correct list of certain of the Property Partnerships and the Property-Owning Entities (collectively, the "MENDIK AUDITED ENTITIES") for which unaudited financial statements have been previously provided to Vornado (the "MENDIK DRAFT AUDITED FINANCIAL STATEMENTS"). The Mendik Draft Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of the Mendik Audited Entities, taken as a whole, as of December 31, 1996 (the "MENDIK FINANCIAL STATEMENTS DATE"), and the results of operations and cash flows for the year then ended, except for such matters as would not have a Mendik Material Adverse Effect. SCHEDULE 3.2(E)(I) to the Mendik Disclosure Letter also sets forth a complete and correct list of the Operating Partnership, the Existing Mendik Management Entities and certain of the Property Partnerships and Property-Owning Entities (collectively, the "MENDIK UNAUDITED ENTITIES") for which unaudited financial statements have been previously provided to Vornado and for which audited financial statements will not be provided to Vornado prior to the Closing Date (the "MENDIK FINAL UNAUDITED FINANCIAL STATEMENTS" and, together with the Mendik Draft Audited Financial Statements, the "MENDIK UNAUDITED FINANCIAL STATEMENTS"). The Mendik Final

          Unaudited Financial Statements accurately reflected the financial position (on a tax basis or a GAAP basis, as applicable) of the Mendik Unaudited Entities, taken as a whole, as of the Mendik Financial Statements Date, and the results of operations and cash flows (on a tax basis or a GAAP basis, as applicable) for the year then ended, except for such matters as would not have a Mendik Material Adverse Effect.

               (ii) Except as set forth in the tenant lease abstracts relating to tenant leases at the Mendik Properties which have previously been provided to Vornado or in SCHEDULE 3.2(E)(II) to the Mendik Disclosure Letter, none of the Mendik Audited Entities or the Mendik Unaudited Entities has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that is not reflected in the Mendik Unaudited Financial Statements and, except for such liabilities and obligations which would not, individually or in the aggregate, have a Mendik Material Adverse Effect.

          (f) Absence of Certain Changes or Events. Except as disclosed in
     SCHEDULE 3.2(F) to the Mendik Disclosure Letter, since the Mendik Financial Statements Date to a time immediately prior to the execution of this Agreement, each of the Operating Partnership, each Property Partnership and each Property-Owning Entity has conducted its business only in the ordinary course and there has not been (i) any occurrence or circumstance that would have a Mendik Material Adverse Effect (a "MENDIK MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Mendik Material Adverse Change, (ii) any damage, destruction or loss, not covered by insurance, that has had or would have a Mendik Material Adverse Effect or (iii) any change in accounting methods, principles or practices by the Operating Partnership, any Property Partnership or any Property-Owning Entity except insofar as may have been disclosed in the Mendik Unaudited Financial Statements or required by a change in GAAP.

          (g) Litigation. Except as disclosed in the Mendik Unaudited Financial Statements or in SCHEDULE 3.2(G) to the Mendik Unaudited Disclosure Letter, and other than personal injury and other routine tort litigation (including potential claims referred to in accident reports maintained by the Mendik Group) that has arisen from the ordinary course of operations of the Operating Partnership, the members of the Mendik Group, the Property Partnerships and the Property-Owning Entities which are covered by adequate insurance (other than deductibles), there is no suit, action or proceeding pending or, to the Knowledge of the Mendik Group, threatened against or affecting the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity which, if determined adversely to the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity, individually or in the aggregate, could reasonably be expected to (A) have a Mendik Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Operating Partnership, any member of the Mendik Group or any Property Partnership having, or which, insofar as reasonably can be foreseen, in the future would have either such effect.

          (h) Properties. Except as set forth in SCHEDULE 3.2(B)(1) to the Mendik Disclosure Letter, the Mendik Properties are all of the real estate properties in which any of the

     Operating Partnership, any Property Partnership or any Property-Owning Entity owns or has ever owned interests. In each case (except as provided below), each Property-Owning Entity (other than M 393 Associates and M Eleven Associates) owns fee simple title to its respective Mendik Property free and clear of Encumbrances, other than tenant leases referred to in the rent roll for each of the Mendik Properties as described in Section 3.2(n)(ii), and Encumbrances disclosed on existing title reports or existing surveys (copies of which title reports and surveys have previously been delivered or made available to Vornado) and except for such other Encumbrances which, taken as a whole with respect to the Mendik Properties, do not have a Mendik Material Adverse Effect. Except as provided in
     SCHEDULE 3.2(H) to the Mendik Disclosure Letter, except as set forth in the engineering reports listed in SCHEDULE 3.2(H) and previously delivered to Vornado (collectively, the "MENDIK ENGINEERING REPORTS") and except as set forth in the municipal violations search reports relating to the Mendik Properties previously delivered to Vornado (collectively, the "MENDIK PROPERTIES COMPLIANCE REPORTS"), (i) none of the Property Partnerships, any Property-Owning Entity or any member of the Mendik Group has received notice that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Mendik Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Mendik Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Mendik Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same that, in the case of any of the foregoing, has not been cured, (ii) none of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Mendik Properties issued by any Governmental Entity that has not been cured, or (iii) there is no physical damage to any Mendik Property for which there is no insurance in effect covering the cost of the restoration, except for matters referred to in clauses (i), (ii) and (iii) above which, in the aggregate, do not have a Mendik Material Adverse Effect. Except as set forth in SCHEDULE 3.2(H) to the Mendik Disclosure Letter, except as set forth in the Mendik Engineering Reports and except as set forth in the Mendik Properties Compliance Reports, none of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity has received any notice from any Governmental Entity to the effect that (1) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Mendik Properties or (2) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Mendik Properties or by the continued maintenance, operation or use of the parking areas, except for any matters referred to in clause (1) or (2) above which, in the aggregate, do not have a Mendik Material Adverse Effect. Except as set forth in
     SCHEDULE 3.2(H) to the Mendik Disclosure Letter or in the Mendik Engineering Reports, (A) all work to be performed, payments to be made and actions to be taken by the Operating Partnership, any Property Partnership or any Property-Owning Entity prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Mendik Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and, (B) to the Knowledge of the Mendik Group, there are no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except for any such planned or proposed work, payments or actions described in clause (A) or (B) which, in the aggregate, if they did not happen, would not reasonably be expected to have a Mendik Material Adverse Effect.

          (i) Environmental Matters. Mendik/FW LLC previously provided to Vornado and Vornado Sub a copy of the environmental reports prepared by Law Engineering and Environmental Services, P.C. with respect to each of the Mendik Properties other than 570 Lexington Avenue and by LaBella Associates, P.C. with respect to 570 Lexington Associates (the "MENDIK ENVIRONMENTAL REPORTS"). Except as set forth in the Mendik Environmental Reports, none of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity or, to the Knowledge of the Mendik Group, any other Person has caused or permitted (A) the unlawful presence of any Hazardous Materials on any of the Mendik Properties, or (B) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Mendik Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, in the aggregate, have a Mendik Material Adverse Effect; and in connection with the construction on or operation and use of the Mendik Properties, the Operating Partnership, the members of the Mendik Group and the Property Partnerships have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, in the aggregate, would not have a Mendik Material Adverse Effect.

          (j) No Employees of the Property Partnerships or the Property-Owning Entities; ERISA Compliance.

               (i) None of the Operating Partnership, any Property Partnership or any Property-Owning Entity currently has any employees.

               (ii) None of the Operating Partnership, any Property Partnership or any Property-Owning Entity has adopted any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom share, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding or oral or in writing) providing benefits to any current or former employee, officer or director of the Operating Partnership, any Property Partnership or any Property-Owning Entity, or any Person affiliated with any of them under Section 414
          (b), (c), (m) or (o) of the Code.

          (k) Taxes. Except as set forth in SCHEDULE 3.2(K) to the Mendik Disclosure Letter, each of the Property Partnerships and the Property-Owning Entities has (A) filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, and
     (B) paid (or a member of the Mendik Group has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the Mendik Unaudited Financial Statements reflect an adequate reserve for all material Taxes payable by any of the Property Partnerships or the Property-Owning Entities for all taxable periods and portions thereof through the Mendik Financial Statements Date. Complete and correct copies of all federal, state and local tax returns and reports for each Property Partnership and Property-Owning Entity and all written communications relating thereto have been delivered or made available to Vornado. Since the Mendik Financial Statements Date, none of the Property Partnerships or Property-Owning Entities has incurred any material liability for Taxes other than Transfer Taxes incurred in connection with the transactions described in Section 2.1 or Taxes incurred in the ordinary course of business. To the Knowledge of the Operating Partnership, the members of the Mendik Group, the Property Partnerships and the Property-Owning Entities, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence with respect to the period described in said sentence, will be imposed upon any of the Property Partnerships or the Property-Owning Entities. Except as set forth in
     SCHEDULE 3.2(K) to the Mendik Disclosure Letter or as reserved for in the Mendik Unaudited Financial Statements no deficiencies for any Taxes have been assessed or, to the Knowledge of the Mendik Group, proposed or asserted against any of the Property Partnerships or the Property-Owning Entities, and no requests for waivers of the time to assess any such Taxes are pending.

          (l) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Merrill, Lynch & Co. ("MERRILL"), the fees and expenses of which have previously been disclosed to Vornado and Vornado Sub and will be paid by the Operating Partnership if the Consolidation is consummated, is entitled, or would, assuming closing of the Transactions be entitled, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity.

          (m) Compliance with Laws. Except as set forth in the Mendik Properties Compliance Reports, in SCHEDULE 3.2(M) to the Mendik Disclosure Letter or in the Mendik Unaudited Financial Statements, (i) none of the Property Partnerships, any Property-Owning Entity or any member of the Mendik Group has received notice of any violation or failure to comply with any statute, law, ordinance, regulation rule, judgment, decree or order of any Governmental Entity applicable to the Mendik Properties which has not been cured and (ii) to the Knowledge of the Mendik Group, none of the Operating Partnership, any Property Partnership, any Property-Owning Entity and any member of the Mendik Group has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except, with respect to clause (i) or (ii), for any violations and failures to comply
     (A) with Title III of the Americans with Disabilities Act, as amended (the "ADA") or (B) that would not, in the aggregate, reasonably be expected to result in a Mendik Material Adverse Effect.

          (n) Contracts; Debt Instruments.

               (i) A complete and correct rent roll for each of the Mendik Properties as of February 1, 1997 has previously been delivered to Vornado. SCHEDULE 3.2(N)(I) to the Mendik Group Disclosure Letter lists all management, leasing, cleaning, security and other contracts (other than purchase orders, tenant leases and the Property Partnership Agreements) relating to the Mendik Properties that will remain in effect following the Effective Time.

               (ii) Except as disclosed in the Mendik Unaudited Financial Statements, none of the Operating Partnership, any Property Partnership or any Property-Owning Entity has received notice of any default that has not been cured under or, to the knowledge of the Mendik Group is in violation of or in default under, (nor, to the Knowledge of the Mendik Group, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in
          SCHEDULE 3.2(N)(II) to the Mendik Disclosure Letter and except for violations or defaults that would not, in the aggregate, result in a Mendik Material Adverse Effect.

               (iii) Except as expressly identified in the Mendik Unaudited Financial Statements, (x) SCHEDULE 3.2(N)(III)(A) to the Mendik Disclosure Letter sets forth the outstanding principal amount of mortgage indebtedness secured by each of the Mendik Properties as of December 31, 1996 and (y) SCHEDULE 3.2(N)(III)(B) to the Mendik Disclosure Letter sets forth a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments evidencing all such mortgage indebtedness that is in effect as of the date hereof and that will be in effect after the Closing Date.

          (o) REIT Qualification Tax Matters. SCHEDULE 3.2(O) to the Mendik Disclosure Letter is incorporated herein by reference.

          (p) Management Business Assets. Mr. Mendik, Mendik Realty and Mendik Management Company collectively have good and valid title to the Management Business Assets, free and clear of any Liens, except for Liens set forth in
     SCHEDULE 3.2(P)(1) to the Mendik Disclosure Letter and except for Liens which, in the aggregate, do not have a Mendik Material Adverse Effect. Except as set forth in SCHEDULE 3.2(P)(2) to the Mendik Disclosure Letter and except for interests in real property, the Management Business Assets comprise substantially all of the assets of the Existing Mendik Management Entities. Except as set forth in SCHEDULE 3.2(P)(3) to the Mendik Disclosure Letter and except for such breaches or defaults as would not have, in the aggregate, a Mendik Material Adverse Effect, the Existing Mendik Management Entities have not breached any of the contracts included in the Management Business Assets and, to the Knowledge of the Mendik Group, no other party to any of such contracts has breached or defaulted under the terms thereof. A true and complete copy of each of the contracts included in the Management Business Assets has previously been provided to or made available to Vornado.

          (q) Interim Operations of the Operating Partnership. The Operating Partnership was formed for the purpose of acquiring the Mendik Property Interests and certain interests in the Management Business Assets, which acquisitions were proposed to occur in connection with an initial public offering by the Initial General Partner. The Operating Partnership has not engaged in any business activities or conducted any operations other than in connection with the proposed initial public offering by the Initial General Partner or the transactions contemplated by this Agreement.

     SECTION 3.3 Additional Representations and Warranties of Mendik/FW LLC. Mendik/FW LLC represents and warrants to the Operating Partnership as follows, which representations and warranties shall be true and shall be given only as of the date of this Agreement (except that any representation and warranty that speaks as of the Effective Time shall be true and shall be given as of the Effective Time):

          (a) Authority; Noncontravention; Consents.

               (i) Each of the Operating Partnership and each member of the Mendik Group has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by each of the Operating Partnership and each member of the Mendik Group and the consummation by each of them of the transactions contemplated by this Agreement to which it is a party have been duly authorized by all necessary corporate, partnership or other action on the part of each of them. The execution and delivery of this Agreement by each of the Operating Partnership and each member of the Mendik Group do not, and, except for Partner Consents and as set forth in
          SCHEDULE 3.2(D) to the Mendik Disclosure Letter, the consummation of the transactions contemplated by this Agreement to which the Operating Partnership or any member of the Mendik Group (as the case may be) is a party and compliance by each of the Operating Partnership and each member of the Mendik Group with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity under, (A) the applicable organizational documents of any of them, each as amended or supplemented to the date of this Agreement and as of the Effective Time, or (B) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity or their respective properties or assets, other than, in the case of clause (B), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not (x) have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Operating Partnership (considered as it is expected to be constituted immediately following the Effective Time), the applicable Property Partnership or the applicable Property-Owning Entity (each, as applicable, a "PARTNERSHIP MATERIAL ADVERSE EFFECT") or (y) prevent the consummation of any of the Transactions.

               (ii) As of the Effective Time, all Partner Consents and the consents of the Major Partner and the M/S Limited Partners to the transfer of their interests in the Property Partnerships will be in full force and effect and will represent valid and binding obligations of each respective Partner, the Major Partner or each of the M/S Limited Partners, as applicable, enforceable against each such Person in accordance with its terms, except as such enforcement may be limited by (A) applicable bankruptcy or insolvency laws (other than laws affecting creditors' rights generally) or (B) general principles of equity.

          (b) Undisclosed Liabilities. Except as set forth in the tenant lease abstracts relating to tenant leases at the Mendik Properties which have previously been provided to Vornado or in SCHEDULE 3.2(E)(II) to the Mendik Disclosure Letter, (i) to the Knowledge of the Mendik Group, none of the Mendik Audited Entities has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of any of such entities or in the notes thereto that is not so set forth in the Mendik Draft Audited Financial Statements or the audited financial statements to be provided to Vornado pursuant to Section 5.19 or otherwise (the "MENDIK AUDITED FINANCIAL STATEMENTS," and, together with the Mendik Unaudited Financial Statements, the "MENDIK FINANCIAL STATEMENTS") and (ii) none of the Mendik Unaudited Entities has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that is not reflected in the Mendik Final Unaudited Financial Statements, except for, in the case of (i) and
     (ii) above, such liabilities and obligations which would not, individually or in the aggregate, have a Partnership Material Adverse Effect; provided, however, if the Mendik Audited Financial Statements with respect to a Mendik Audited Entity do not present substantially the same financial position and results of operations and cash flows as are set forth in the Mendik Draft Audited Financial Statements for such entity, then such entity shall be deemed to be a "Mendik Unaudited Entity" for purposes of this
     Section 3.3(b).

          (c) Litigation. Except as disclosed in the Mendik Financial Statements or in SCHEDULE 3.2(G) to the Mendik Disclosure Letter, and other than personal injury and other routine tort litigation (including potential claims referred to in accident reports maintained by the Mendik Group) that has arisen from the ordinary course of operations of the Operating Partnership, the members of the Mendik Group, the Property Partnerships and the Property-Owning Entities which are covered by adequate insurance (other than deductibles), there is no suit, action or proceeding pending or, to the Knowledge of the Mendik Group, threatened against or affecting the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity which, if determined adversely to the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity, individually or in the aggregate, could reasonably be expected to (A) have a Partnership Material Adverse Effect or (B) prevent the consummation of any of the Transactions.

          (d) Title to Management Assets. Mr. Mendik, Mendik Realty and Mendik Management Company collectively have good and valid title to the Management Business Assets free and clear of any Liens, except for Liens set forth in
     SCHEDULE 3.2(P)(1) and except for Liens which, individually or in the aggregate, do not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the applicable Existing Mendik Management Entity. Except as set forth in
     SCHEDULE 3.2(P)(2) and except for interests in real property, the Management Business Assets comprise substantially all of the assets of the Existing Mendik Management Entities.

          (e) Compliance with Laws. To the Knowledge of the Mendik Group, except as set forth in the Mendik Properties Compliance Reports, in SCHEDULE 3.2(M) to the Mendik Disclosure Letter or in the Mendik Financial Statements, none of the Operating Partnership, any member of the Mendik Group, any Property Partnership or any Property-Owning Entity has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity, except for (i) violations and failures to comply with respect to the use or operation of any of the Mendik Properties (including, without limitation, violations of the ADA) and (ii) violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Partnership Material Adverse Effect.

          (f) No Liens on Partners' Interests. Except for pledges of partnership interests to a Property Partnership or the other partners to secure a partner's obligations to meet capital calls or other obligations in such amounts as are set forth in the Property Partnership Agreements and except as contemplated in the Financing Transaction relating to Two Penn Plaza, as of the Effective Time, to the Knowledge of the Mendik Group, there will be no Liens on the interests of the Major Partner, the M/S Limited Partners, B&B, 1740 Broadway Investment Company, 570 Lexington Associates, 570 Lexington Investors, M 393 Associates, M Eleven Associates or any of the Partners in any of the Property Partnerships or any of the Property-Owning Entities.

          (g) REIT Qualification Tax Matters. As of the Effective Time, the representation made in SECTION 3.2(O) will be true and correct.

                                   ARTICLE IV

                                    COVENANTS


     SECTION 4.1 Conduct of Business by each of the Operating Partnership, the Property Partnerships and the Property-Owning Entities. During the period from the date of this Agreement to the Effective Time, the Mendik Group shall cause (or, in the case of the Property Partnerships and the Property-Owning Entities, shall use commercially reasonable efforts to cause, subject to any obligations imposed by the Property Partnership Agreements, loan agreements and the fiduciary duties of the Managing General Partners) the Operating Partnership, each of the Existing Mendik Management Entities, each Property Partnership and each Property-Owning Entity to (i) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses, (ii) maintain insurance policies on the Mendik Properties of the same kind and the same amount as the insurance policies in effect with respect to the Mendik Properties as of the date of this Agreement, (iii) confer on a regular basis with representatives of Vornado regarding material matters relating to such businesses, (iv) promptly notify Vornado of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), and (v) duly and timely file all reports, tax returns and other documents required to be filed with Federal, state, local and other authorities, subject to extensions permitted by law.

     Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in
SCHEDULE 4.1 to the Mendik Disclosure Letter, without the written consent of Vornado, the Mendik Group shall cause (or, in the case of the Property Partnerships and the Property-Owning Entities, shall use commercially reasonable efforts to cause, subject to any obligations imposed by the Property Partnership Agreements, loan agreements and the fiduciary duties of the Managing General Partners) the Operating Partnership, each Property Partnership and each Property-Owning Entity not to (and not to authorize or commit or agree to):

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, the capital stock, beneficial interests or any ownership interests of the Operating Partnership, any Property Partnership or any Property-Owning Entity, except for (w) anticipated distributions to the Partners and the Major Partner by the Property Partnerships as set forth in
SCHEDULE 4.1 to the Mendik Disclosure Letter, (x) payments to the Major Partner under the terms of the Major Partner Agreements, (y) payments to certain lenders under the agreements relating to the Financing Transactions (as hereinafter defined) as set forth in SCHEDULE 4.1 to the Mendik Disclosure Letter and (z) distributions by certain of the Property Partnerships of cash out of the cash reserves of such Property Partnerships to or on behalf of the Partners, the M/S Limited Partners and the Major Partner pursuant to the Partner Interest Contribution Agreements, the M/S Limited Partners Agreements or the Major Partner Agreements, as applicable, and as contemplated by this Agreement, (ii) split, combine or reclassify any capital stock, beneficial interests or any other ownership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, shares of beneficial interest, partnership interests or other ownership interests, or (iii) purchase, redeem or otherwise acquire any shares of such capital stock, shares of beneficial interest, partnership interests or other ownership interests or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock, shares of such beneficial interest, such partnership interests or such other ownership interests;

          (b) except as contemplated by this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, other voting securities, shares of beneficial interest, partnership interests or other ownership interests of the Operating Partnership, any Property Partnership or any Property-Owning Entity or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock, other voting securities, shares of beneficial interest, partnership interests, other ownership interests or convertible securities;

          (c) except as contemplated by this Agreement, amend the Operating Partnership Agreement, any Property Partnership Agreement or the Major Partner Agreements (except as provided in Section 5.17) or the M/S Limited Partners Agreements;

          (d) except as contemplated by this Agreement, merge or consolidate with any Person;

          (e) except as contemplated by this Agreement, in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of the Operating Partnership, any Property Partnership, any Property-Owning Entity or any combination thereof, without obtaining the prior written consent of Vornado, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any material Encumbrance or Lien or sell, lease (excluding tenant leases) or otherwise dispose of any of the Mendik Properties (or any interests therein or portion thereof), the Management Business Assets or any other material assets, or assign or encumber the right to receive income, dividends, distributions and the like from such assets; or (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Operating Partnership, any Property Partnership or any Property-Owning Entity, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person (provided, however, that (1) the Mendik Group shall have the right to obtain financing on behalf of 570 Lexington Associates or 570 Lexington Company, to cover anticipated capital needs at the 570 Lexington Avenue property, and (2) the Mendik Group shall have the right to settle the current dispute regarding the principal amount of the loan secured by the 330 Madison Avenue property with the lender thereof (A) at any time on or before April 13, 1997, or (B) thereafter, at any time at least thirty (30) days prior to the date on which the maturity date of the loan would otherwise be accelerated, taking into account any standstill or extension agreement reached with the lender or any agreement of 330 Madison Company to make sufficient payment to the lender so as to avoid an accelerated maturity of the loan (but in no event less than ninety (90) days prior to the stated maturity of the loan); provided further, that, notwithstanding clause (2) above, the Mendik Group shall consult with Vornado and the Operating Partnership regarding the discussions with such lender and 330 Madison Company's strategy in connection therewith);

          (f) make any tax election (unless required by law or necessary to preserve the status of the Management LLC, the Operating Partnership, any Property Partnership or any Property-Owning Entity as a partnership for federal income tax purposes), except for elections under Section 754 of the Code made by any Property-Owning Entity (excluding Two Park Company) made after consultation with Vornado;

          (g) (i) change in any material manner any of its methods, principles or practices of accounting from those upon which the Mendik Financial Statements were prepared, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to certiorari proceedings with respect to real estate taxes for any years for which the applicable real estate tax returns are not closed, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the most recently completed taxable year except, in the case of clause (i), as may be required by applicable law or GAAP;

          (h) subject to Section 4.1(i), pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any of the foregoing in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Mendik Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

          (i) except for the settlement of the currently existing litigation involving certain members of the Mendik Group, the M/S Limited Partners and certain Affiliates of the M/S Limited Partners on the terms set forth in the M/S Limited Partners Agreements, settle any litigation claims against the Operating Partnership or any Property Partnership that are not covered by insurance (other than deductibles) (including any shareholder derivative or class action claims arising out of or in connection with any of the Transactions);

          (j) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions by Mendik 570 Corp and 570 Lexington Investors to 570 Lexington Company, pursuant to the terms of the Agreement of Limited Partnership of 570 Lexington Company as in effect on the date hereof;

          (k) distribute any casualty, condemnation or other disposition proceeds; or

          (l) enter into a lease with a tenant for space at any Mendik Property, other than leases (i) for which a signed letter of intent has been entered into and disclosed to Vornado prior to the date of this Agreement or (ii) which relate to, individually or in a series of related leases, less than 50,000 square feet at any of the Mendik Properties.

     SECTION 4.2 Conduct of Business by Vornado. During the period from the date of this Agreement to the Effective Time, Vornado shall, and shall cause (or, in the case of Vornado Subsidiaries that Vornado does not control, shall use commercially reasonable efforts to cause) the Vornado Subsidiaries each to (i) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses, (ii) confer on a regular basis with representatives of Mendik/FW LLC to report operational matters which would have a Vornado Material Adverse Effect, (iii) promptly notify Mendik/FW LLC of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (iv) maintain its books and records in accordance with GAAP consistently applied, (v) duly and timely file all reports, tax returns and other documents required to be filed with Federal, state, local and other authorities, subject to extensions permitted by law and (vi) promptly deliver to Mendik/FW LLC true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement; provided, however, for purposes of this Section 4.2 only, an emergency, change, complaint, investigation or hearing shall be deemed material only if it would reasonably be expected to have a Vornado Material Adverse Effect.

     In addition, during the period from the date of this agreement to the Effective Time, Vornado shall not issue any Vornado Common Shares or other securities convertible into Vornado Common Shares to any Affiliates of Vornado except (i) pursuant to the terms of the Vornado Benefit Plans, (ii) pursuant to an agreement entered into by Vornado and an Affiliate of Vornado prior to the date of this Agreement or (iii) for Vornado Common Shares or other securities convertible into Vornado Common Shares which are issued in exchange for fair value, as determined in good faith by the disinterested members of Vornado's Board of Trustees.


     SECTION 4.3 Other Actions.

     (a) Mendik/FW LLC shall not and shall cause (or, in the case of members of the Mendik Group that Mendik/FW LLC does not control, the Property Partnerships and the Property-Owning Entities, Mendik/FW LLC shall use commercially reasonable efforts to cause, subject, in the case of the Property Partnerships and the Property-Owning Entities, to the Property Partnership Agreements, any loan agreements and the fiduciary duties of the Managing General Partners) each member of the Mendik Group and each Property Partnership or Property-Owning Entity not to take or omit to take any action in bad faith that would result in
(x) any of
the representations and warranties of such party (without giving effect to any "Knowledge" qualification and without respect to the date as of which any such representations and warranties are made) set forth in this Agreement that are qualified as to materiality becoming untrue, (y) any of such representations and warranties (without giving effect to any "Knowledge" qualification and without respect to the date as of which any such representations and warranties are made) that are not so qualified becoming untrue in any material respect or (z) except as contemplated by Article VII, any of the conditions to the Consolidation set forth in Article VI not being satisfied.

     (b) Vornado shall not and shall cause (or, in the case of Vornado Subsidiaries that Vornado does not control, shall use commercially reasonable efforts to cause) any Vornado Subsidiary not to take or omit to take any action in bad faith that would result in (x) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification and without respect to the date as of which any such representations and warranties are made) set forth in this Agreement that are qualified as to materiality becoming untrue, (y) any of such representations and warranties (without giving effect to any "Knowledge" qualification and without respect to the date as of which any such representations and warranties are made) that are not so qualified becoming untrue in any material respect or (z) except as contemplated by Article VII, any of the conditions to the Consolidation set forth in Article VI not being satisfied.

                                    ARTICLE V

                              ADDITIONAL COVENANTS

     SECTION 5.1 Preparation of the Memorandum.

     (a) As soon as practicable following the date of this Agreement, (i) Vornado, the Operating Partnership and the Mendik Group shall prepare a Confidential Solicitation of Consents and Private Placement Memorandum relating to the offer by the Operating Partnership to acquire the interests of the Partners (other than 1740 Broadway Investment Company and the 1740 Broadway Cash Investors) in the Property Partnerships (the "MEMORANDUM") in form and substance satisfactory to each of Vornado, the Operating Partnership and the Mendik Group and (ii) the Mendik Group shall use its commercially reasonable efforts to cause the Memorandum to be mailed as promptly as practicable to the Partners (other than 1740 Broadway Investment Company and the 1740 Broadway Cash Investors) (and their distributees). Whenever any event occurs which is required to be set forth in an amendment or supplement to the Memorandum, Vornado, the Operating Partnership or the Mendik Group, as the case may be, shall promptly inform each of the others of such occurrence and cooperate in mailing to the Partners (other than 1740 Broadway Investment Company and the 1740 Broadway Cash Investors) (and their distributees) such amendment or supplement. Vornado or the Operating Partnership, as the case may be, shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Vornado Common Shares or Units pursuant to the Transactions, and the other parties shall furnish all information concerning such party and the holders of the ownership interests in such party and rights to acquire ownership interests as may be reasonably requested in connection with any such action.

     (b) As soon as practicable following the date of this Agreement, (i) Vornado, the Operating Partnership and the Mendik Group shall prepare a Confidential Solicitation of Consents relating to the offer by the Operating Partnership to acquire the interests of the 1740 Broadway Cash Investors (the "1740 SOLICITATION DOCUMENT") in form and substance satisfactory to each of Vornado, the Operating Partnership and the Mendik Group and (ii) the Mendik Group shall use its commercially reasonable efforts to cause the 1740 Solicitation Document to be mailed as promptly as practicable to the 1740 Broadway Cash Investors. Whenever any event occurs which is required to be set forth in an amendment or supplement to the 1740 Solicitation Document, Vornado, the Operating Partnership or the Mendik Group, as the case may be, shall promptly inform each of the others of such occurrence and cooperate in mailing to the 1740 Broadway Cash Investors such amendment or supplement.


     SECTION 5.2 Access to Information; Confidentiality.

     (a) Subject to the requirements of confidentiality agreements with third parties entered into prior to January 25, 1997, as amended, Vornado, the Operating Partnership and each member of the Mendik Group that is an entity shall, and shall cause each of its respective subsidiaries and affiliates that is an entity and any employees, agents, officers, directors, shareholders, partners and advisors of itself or any of its subsidiaries or affiliates that are entities to, (i) afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to all of their respective properties, books, contracts, commitments, personnel and records, (ii) during such period, furnish promptly to the other parties (A) as applicable, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (B) all other information concerning its business, properties and personnel as any other party may reasonably request and (C) reports heretofore or hereafter furnished to any of the foregoing entities or persons by securities analysts or accountants, (iii) hold, any nonpublic information now or hereafter acquired from any of the parties in strict confidence and shall not use such information for any purpose except in connection with the Transactions and shall not disclose any such information to any Person other than its own subsidiaries and directors, trustees, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates without the prior written consent of the party whose nonpublic information would be disclosed; provided, however, that, notwithstanding the foregoing: (1) the Operating Partnership or the Property Partnerships may, without the prior written consent of Vornado, discuss or disclose any of such information to (v) lenders with respect to the Financing Transactions (as defined below), (w) the Major Partner, (x) the M/S Limited Partners or one or more of the Partners, (y) the Persons listed in
SCHEDULE 5.2 to the Mendik Disclosure Letter and (z) the respective officers, employees, accountants, counsel, financial advisors and other representatives of any of the foregoing for the purpose of providing information to, or engaging in discussions with, such persons and their representatives with respect to the Transactions; (2) Vornado may, without the prior written consent of the Mendik Group, discuss or disclose any of such information to any Persons from whom consents are or may be required as listed in SCHEDULE 3.1(D) to the Vornado Disclosure Letter; and (3) Vornado, the Operating Partnership, any of the Property Partnerships and any member of the Mendik Group may, without the prior written consent of any party hereto, discuss or disclose any of such information to any Persons to whom disclosure of such information was previously permitted pursuant to any confidentiality agreements between or among any of the parties hereto.

     (b) The obligations set forth in Section 5.2(a) shall not apply to any information which (i) becomes generally available to the public, other than as a result of a disclosure of such nonpublic information by a party in violation of this Section 5.2, (ii) was available to a party or to such party's subsidiaries and directors, trustees, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates on a non-confidential basis prior to the date of this Agreement, (iii) becomes available to a party through a Person not otherwise bound by the terms of any confidentiality agreement or provision (or other applicable restriction prohibiting disclosure) with respect thereto or (iv) is required to be disclosed by applicable law, regulation or legal process or is required by the rules or policies of the New York Stock Exchange in order to maintain current trading in Vornado Common Shares (in which event Vornado shall comply with the provisions of Section 5.7). In the event a party becomes legally obligated to disclose any nonpublic information with respect to another party, the disclosing party shall promptly notify the other party in writing prior to any such disclosure so that the other party may seek a protective order or other appropriate remedy. At the request of another party, any party holding nonpublic information of such other party shall promptly return such information to such other party or, at the direction of such other party, cause to be destroyed such nonpublic information.

     (c) The confidentiality provisions contained in this Section 5.2 supersede any and all prior agreements or understandings, whether written or oral, between or among the parties with respect to the matters covered by this Section 5.2.

     (d) The parties expressly agree that, notwithstanding anything else contained in this Agreement to the contrary, the provisions of this Section 5.2 shall survive after any termination of this Agreement pursuant to Section 8.1.

     SECTION 5.3 Commercially Reasonable Efforts; Notification.

     (a) Subject to the terms and conditions herein provided, Vornado, the Operating Partnership and the members of the Mendik Group shall: (i) use all commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the Transactions and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Consolidation, such consents to be in form reasonably satisfactory to the Operating Partnership, Vornado and the Mendik Group; and (iii) use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees of Vornado, and, where appropriate, the proper representatives of the Operating Partnership and the Mendik Group, shall take all such necessary action.

     (b) The Operating Partnership and the Mendik Group shall give prompt notice to Vornado, and Vornado or Vornado Sub shall give prompt notice to the Operating Partnership and the Mendik Group, of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.4 Tax Treatment; Legal Opinions. Each of Vornado, the Operating Partnership and each member of the Mendik Group shall use its commercially reasonable efforts (i) to cause the transfer of assets to the Operating Partnership(whether by contribution, merger or otherwise) not to result in the recognition of any taxable income or gain for federal income tax purposes other than as a result of Section 752 of the Code and (ii) to obtain the opinions of counsel referred to in Sections 6.1(e), 6.2(c) and 6.3(c).

     SECTION 5.5 Vornado Voting Agreement. At Closing, certain shareholders of Vornado shall enter into a voting agreement with respect to election of Mr. Mendik as a member of the Board of Trustees of Vornado substantially in the form of EXHIBIT J (the "VORNADO VOTING AGREEMENT").

     SECTION 5.6 No Solicitation of Transactions by the Mendik Group. Unless and until this Agreement is terminated in accordance with its terms, (a) subject to
Section 7.1, no member of the Mendik Group shall, directly or indirectly, through any members, partners, directors, officers, employees, agents or others under its control (as the case may be), in any manner invite, solicit, encourage or initiate any inquiries, proposals, discussions or negotiations by or with any Person (other than Vornado and its affiliates, representatives and agents), or participate in or continue any such discussions or negotiations, or provide any confidential information or data to any third party concerning, any Competing Transaction (as defined below) and (b) the Mendik Group shall notify Vornado in writing (as promptly as practicable) in the event that it receives any inquiries, proposals or requests for information relating to any Competing Transaction. For purposes of this Agreement, (i) "COMPETING TRANSACTION" shall mean any sale, transfer or other disposition or roll-up (other than in connection with a debt financing) with a third party (or group acting together), in a single transaction or series of related transactions, involving more than two million square feet of office space in one or more of the Mendik Core Assets (as defined below) or the ownership interests therein to be contributed to the Operating Partnership (or Vornado) pursuant to this Agreement except in connection with (A) the Transactions or (B) the proposed initial public offering of The Mendik Company, Inc. as described in Amendment No. 1 to the Registration Statement dated January 29, 1997; and (ii) "MENDIK CORE ASSETS" shall mean the 330 Madison Avenue property, the Two Park Avenue property, the Two Penn Plaza property, the 1740 Broadway property, the 866 United Nations Plaza property and the Eleven Penn Plaza property.

     SECTION 5.7 Public Announcements. Subject to the provisions of Section 5.2(b) with respect to the disclosure of nonpublic information of another party, Vornado and Vornado Sub on the one hand and the Operating Partnership and the members of the Mendik Group on the other hand shall not issue any press release or make any written public statement with respect to any of the Transactions without the consent of the other party, except as may be required, based upon advice of counsel, by applicable law, pursuant to court process or by obligations pursuant to any listing agreement with any national securities exchange (in each of which events the disclosing party shall consult with the other before issuing, and provide the other the opportunity to review and comment upon, any such press release or other such public statement). The parties agree that the initial press release to be issued with respect to any of the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     SECTION 5.8 Transfer Taxes. Vornado, the Operating Partnership and the Mendik Group shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes (together with any related interests, penalties or additions to tax,

"TRANSFER TAXES") which become payable in connection with the Transactions, which such Transfer Taxes shall be paid by the Major Partner, the M/S Limited Partners or the individual Partners (or on behalf of such Partners by the Managing General Partners) as described in the Major Partner Agreements, the M/S Limited Partners Agreements or the Partner Interest Contribution Agreements, as applicable. Notwithstanding the foregoing, from and after the Effective Time, the Operating Partnership shall pay, without deduction or withholding from any amounts payable hereunder, all Transfer Taxes to the extent the same arise by reason of the Operating Partnership's acquisition, directly or indirectly, of additional interests in the Mendik Properties in which the Operating Partnership will own, directly or indirectly, some but not all of the interests immediately following the Effective Time (other than (i) any such Transfer Taxes incurred in connection with the Consolidation that are to be paid by the Major Partner, the M/S Limited Partners or the individual Partners in the Property Partnerships from distributions by the Property Partnerships made prior to the Closing as described in the Major Partner Agreements, the M/S Limited Partners Agreements or the Partner Interest Contribution Agreements, as applicable and (ii) any such Transfer Taxes to the extent they would not have been imposed but for a Unitholder's failure to comply with any applicable holding period requirements, including the holding period requirements, with respect to certain transfers to REITs imposed in connection with the New York Real Estate Transfer Tax of
Article 31 of the Tax Law and the New York City Real Property Transfer Tax imposed by Title II of Chapter 46 of the Administrative Code of the City of New
York).

     SECTION 5.9 Benefit Plans and Other Employee Arrangements.

     (a) Benefit Plans. After the Effective Time, Vornado shall provide benefits to employees of the Mendik Group employed by Vornado that are not less favorable to such employees than those currently provided to such employees by the Mendik Group. With respect to any Vornado Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting and entitlement to benefits, service with the Mendik Group shall be treated as service with Vornado or the Vornado Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Vornado Benefit Plans). With respect to medical benefits provided by Vornado on and after the Closing Date, coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who were covered by a plan sponsored by the Mendik Group before the Closing Date, but only to the extent that such illness was covered under such a plan before the Closing Date. Except as otherwise provided herein (including pursuant to subsections (b) and (c) below), Vornado shall be under no obligation to maintain the compensation and benefits currently provided by the Mendik Group to its employees.

     (b) Employment Agreements.

          (i) At the Closing, Vornado shall enter into a Noncompetition Agreement with Mr. Mendik substantially in the form of EXHIBIT K-1; and

          (ii) At the Closing, Vornado shall enter into an Employment Agreement with Mr. Greenbaum substantially in the form of EXHIBIT K-2.

     (c) Noncompetition and Severance Agreements. At the Closing, Vornado shall enter into a Severance and Noncompetition Agreement with each of Christopher G. Bonk, Michael M. Downey, John J. Silberstein, David L. Sims and Kevin R. Wang which shall become effective as of the Effective Time and shall be substantially in the form of EXHIBIT L-1. In addition, at the Closing, Vornado shall agree to indemnify each of Christopher G. Bonk, Michael M. Downey, John J. Silberstein, David L. Sims and Kevin R. Wang with respect to any actions taken by any of them as employees of Vornado pursuant to a letter substantially in the form of EXHIBIT L-2.

     (d) Employee Options. At the Closing, Vornado shall grant to certain employees of the Mendik Group, as determined by the Mendik Group, a total of 86,000 options, in the aggregate, to purchase Vornado Common Shares upon the same terms and conditions as grants currently are made to Vornado employees under the Vornado Benefit Plans.

     (e) No Employees at the Property Partnerships or the Property-Owning Entities. Between the date of this Agreement and the Effective Time, none of the Operating Partnership, the Property Partnerships and the Property-Owning Entities shall hire any person as an employee without the prior written consent of Vornado.

     SECTION 5.10 Service Business Transactions. At the Closing:

     (a) The Operating Partnership shall enter into a Master Property Services Agreement (Wholly-Owned Properties) and all related agreements contemplated thereby with the Mendik Cleaning Company and the Mendik Security Company with respect to the Mendik Properties in which the Operating Partnership will own 100% of the interests (the "MASTER PROPERTY SERVICES AGREEMENT (WHOLLY-OWNED PROPERTIES)") substantially in the form of EXHIBIT N.

     (b) The Operating Partnership shall enter into a Master Property Services Agreement (Partially-Owned Properties) with the Mendik Cleaning Company and the Mendik Security Company with respect to the Mendik Properties in which the Operating Partnership will not own 100% of the interests (the "MASTER PROPERTY SERVICES AGREEMENT (PARTIALLY-OWNED PROPERTIES)") substantially in the form of EXHIBIT O.


     SECTION 5.11 Amendment of M330 Associates Property Partnership Agreement. At the Closing, the Operating Partnership and the Mendik Partnership shall execute an amendment to the M 330 Associates Property Partnership Agreement (the "M 330 AMENDMENT") substantially in the form of EXHIBIT P.


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


     SECTION 5.12 Major Partner Agreements.

     (a) In the event the Closing has not occurred on or prior to the later of
(A) April 15, 1997 and (B) such later date to which the closing under the Major Partner Agreements may be extended (the "OUTSIDE DATE"), and this Agreement has not yet been terminated prior to the Outside Date, then, subject to Section 5.12(b) and Section 5.12(f), Vornado, or its subsidiary (the "VORNADO 1740 SUB"), shall on the Outside Date:

     (i) pay or cause to be paid to Mendik/FW LLC $750,000, representing an amount equal to the downpayment made by Mendik/FW LLC pursuant to the Major Partner Agreement with respect to the acquisition of the Major Partner's interest in 1740 Broadway Associates (the "1740 MAJOR PARTNER AGREEMENT") in consideration for which Mendik/FW LLC shall assign its interest in the 1740 Major Partner Agreement to Vornado 1740 Sub and Vornado 1740 Sub shall assume the obligations of Mendik/FW LLC thereunder (including payment of the balance of the purchase price thereunder in the amount of $72,250,000);

     (ii)(A) close under the 1740 Major Partner Agreement in accordance with the terms thereof, provided that the acquisition of such interest shall not result in any cost or expense to Vornado or Vornado 1740 Sub or any material liability other than funding (w) the balance of the purchase price of $72,250,000, (x) the distribution to the Major Partner of $2,486,212, (y) the required escrows under the lease with William Douglas McAdams (which are in the estimated aggregate amount of approximately $1,800,000 which shall be funded from the cash reserves of 1740 Broadway Associates) and (z) Transfer Taxes incurred in connection with the 1740 Major Partner Agreement to the extent such Transfer Taxes exceed $2,250,000 (which excess Transfer Taxes, if any, shall be funded from the Initial Reserve);

     (ii)(B) at the Closing or thereafter, in the event there are insufficient cash reserves in 1740 Broadway Associates or cash flow to fund costs and escrows described in (ii)(A) above (other than the balance of the purchase price), Vornado 1740 Sub shall pay an additional amount up to the Initial Reserve, which shall also be available for working capital and similar requirements;

          (iii) deliver to 1740 Broadway Investment Company (A) $3,250,000 in consideration for the interests of 1740 Broadway Investment Company in 1740 Broadway Associates with the closing of the sale of the interests of 1740 Broadway Investment Company in 1740 Broadway Associates to be in accordance with a Partner Interest Contribution Agreement to be entered into between 1740 Broadway Investment Company and Vornado 1740 Sub, which Partner Interest Contribution Agreement shall be in substantially the same form as the Partner Interest Contribution Agreement attached hereto as Exhibit F-8 and (B) $43,340 which represents its shares of cash reserves in 1740 Broadway Associates;

          (iv) deliver to Mendik 1740 Corp (A) $49,442, in consideration for the interests of Mendik 1740 Corp in 1740 Broadway Associates with the closing of the sale of the interests of Mendik 1740 Corp in 1740 Broadway Associates to be in accordance with a Partner Interest Contribution Agreement to be entered into between Mendik 1740 Corp and Vornado 1740

     Sub, which Partner Interest Contribution Agreement shall be in substantially the same form as the Partner Interest Contribution Agreement attached hereto as Exhibit F-8 and (B) $660, which represents its share of cash reserves of 1740 Broadway Associates; and

          (v) make a non-recourse loan to Mendik/FW LLC in the amount of $14,775,000 (the "B&B LOAN"), which loan shall be used by Mendik/FW LLC to close the acquisition of the Major Partner's interest in B&B and return to Mendik/FW LLC the downpayment in the amount of $1,325,000.

The amount to be funded by Vornado or Vornado 1740 Sub pursuant to clause (v) above shall be (A) on the same terms as the Bridge Loan (as defined below) except with respect to the amount of the loan and the security therefor, (B) secured by a perfected first security interest in the interests of B&B in Two Park Company and (C) cross-defaulted with the obligations of Mendik/FW Purchaser under Section 5.12(b)(ii); provided, however, in the event the option described in clause (b)(v) below is exercised, and Vornado 1740 Sub has made the Bridge Loan, then the B&B Loan would also be secured by, and cross-collateralized with, the 1740 Broadway Mortgage and the 1740 Broadway Mortgage would be increased by an amount equal to the amount of the B&B Loan.

          (vi) notwithstanding anything to the contrary contained herein, Vornado or Vornado 1740 Sub shall pay $94.5 million at the closing, which shall include a reserve of approximately $1 million working capital and other requirements, and shall not be obligated to pay any amount in excess of $94.5 million with respect to the items described in (a) above.

     (b) In the event Vornado 1740 Sub shall purchase the interests and fund the B&B Loan as described in clauses (a)(i) through (a)(v) above, then during the period (the "INTERIM PERIOD"), from the date of such funding until the earliest of (A) the Closing Date, (B) the date upon which a closing under the Option Agreement (as defined below) shall occur and (C) the termination or expiration of the Option Agreement:

          (i) Vornado 1740 Sub shall keep in existence 1740 Broadway Associates and, after payment of expenses of operation and ownership of 1740 Broadway, shall be permitted to make no distributions of cash flow from the 1740 Broadway or cash reserves held by 1740 Broadway Associates, except Vornado 1740 Sub shall be permitted to make "Permitted Distributions." "PERMITTED DISTRIBUTIONS" shall be equal to the sum of "B & B Shortfalls" and 1740 Specified Payments. As used herein, "B & B SHORTFALLS" shall mean accrued and unpaid interest under the B & B Loan during the Interim Period, and "1740 SPECIFIED PAYMENTS" shall mean interest charges that would have been payable on the Bridge Loan during the Interim Period had the Bridge Loan been made.

          (ii) In the event that any funds shall be required for Permitted Distributions, then any such amounts shall be funded by Mendik/FW Purchaser within twenty (20) days after notice from Vornado 1740 Sub.

          (iii) Mendik Realty shall continue to provide management services pursuant to the terms of the existing Management Agreement with respect to 1740 Broadway.

          (iv) Mendik/FW LLC or its designee ("MENDIK/FW PURCHASER") shall make all decisions with respect to the ownership and operation of 1740 Broadway, provided however that Vornado 1740 Sub shall have certain rights of approval to be mutually agreed upon.

          (v) Mendik/FW Purchaser shall have the option to purchase the interests in 1740 Broadway Associates then owned by Vornado 1740 Sub (the "OPTION") for $79,725,000 (the "OPTION PRICE"). The Option shall be pursuant to a mutually acceptable written Option Agreement, in recordable form (the "OPTION AGREEMENT"), to be entered into on the Outside Date and containing the following terms:

               (1) the Option must be exercised in writing within ten (10) days after the termination of this Agreement (and shall be deemed exercised upon the termination of this Agreement, unless otherwise waived by Vornado), but the Option shall be null and void if the Closing Date shall occur;

               (2) provided the Option is exercised pursuant to (1) above, the closing under the Option Agreement shall take place within five (5) Business Days after exercise (the "OPTION CLOSING DATE");

               (3) Vornado 1740 Sub shall convey such title to the direct and indirect interests in 1740 Broadway Associates as it received from the Major Partner, 1740 Broadway Investment Company and Mendik 1740 Corp;

               (4) Mendik/FW Purchaser shall pay all Transfer Taxes in connection with the closing of the Option;

               (5) on the Option Closing Date, Mendik/FW Purchaser shall pay to Vornado 1740 Sub the Option Price;

               (6) the failure by Mendik/FW Purchaser to pay any amounts required pursuant to (b)(ii) above within twenty (20) days after written notice from Vornado 1740 Sub shall result in the irrevocable termination under the Option Agreement, provided such failure shall not constitute an irrevocable termination unless Vornado 1740 Sub delivers a second written notice of such failure and Mendik/FW Purchaser fails to pay such amounts within ten (10) days of such second notice; and

               (7) the B&B Loan shall be repaid upon the closing of the Option (unless Vornado 1740 Sub shall make the Bridge Loan pursuant to clause
          (c) below).

     (c) In the event this Agreement is terminated prior to the Outside Date other than pursuant to Paragraphs 8.1(b), 8.1(d) or 8.1(i) hereof, or the Agreement is terminated after the Outside Date and the Option is exercised or deemed exercised, Vornado shall provide, at the request of Mendik/FW Purchaser, non-recourse financing to Mendik/FW Purchaser (the "BRIDGE LOAN") in an amount equal to $79,725,000. In the event this Agreement is terminated, other than pursuant to Paragraphs 8.1(b), 8.1(d) or 8.1(i) hereof, Vornado shall or shall cause Vornado 1740 Sub to make the B & B Loan unless the B&B Loan was previously made. The Bridge Loan, if any, (A) shall bear interest, adjusted monthly, at a rate equal to the sum of the 30-day LIBOR rate plus 200 basis points, (B) shall mature on the earlier of the first anniversary of the date of the Bridge Loan and the Outside Date (the "BRIDGE LOAN MATURITY DATE") (provided, however, that the Bridge Loan Maturity Date shall be accelerated to the date that (x) a Competing Transaction is consummated by the Mendik Group or (y) an initial public offering is consummated by the Initial General Partner or an Affiliate thereof) and (C) shall be secured by a recorded first mortgage in the full amount of the Bridge Loan (the "1740 BROADWAY MORTGAGE") on the 1740 Broadway property (as increased by an amount equal to the B&B Loan), and, as a condition to the making of the Bridge Loan, Mendik/FW LLC shall pay the mortgage recording tax therefor. The Bridge Loan and the B&B Loan shall, from and after the Bridge Loan Maturity Date, bear interest at a rate equal to the sum of the 30-day LIBOR rate plus 500 basis points. A fee equal to 1% of the principal amount on the Bridge Loan (including the B&B Loan) shall be due and payable by Mendik/FW Purchaser to Vornado 1740 Sub unless the Bridge Loan and the B&B Loan are repaid prior to the first anniversary of the earlier of the maturity of the Outside Date or the making of the Bridge Loan. Vornado shall have no obligation to fund the Bridge Loan if there is a default by Mendik/FW Purchaser pursuant to Section 5.12(b)(ii).

     (d) The Bridge Loan documents shall provide that all rents and other income from 1740 Broadway (other than from casualty and similar capital events) will be deposited by tenants (and any other Persons regularly making payments to 1740 Broadway Associates) directly into a lockbox account maintained in the name of the lender in a depository institution selected by the lender. Concurrently with the funding of the Bridge Loan, Mendik/FW Purchaser shall notify each tenant and other such person to make its rent and other payments accordingly. The funds in the lockbox will be disbursed on the lender's authorization on behalf of Mendik/FW Purchaser against third-party invoices submitted by Mendik/FW Purchaser to the lender on a monthly basis, together with Mendik/FW Purchaser's certificate that the invoiced amounts are due and payable, or were due and payable and have been paid by Mendik/FW Purchaser, and in either event that the same have not been the subject of a previous request for disbursement, and such other information or detail as the lender may reasonably request. Any funds remaining in the lockbox after the payment of (A) amounts required to fund real-estate-tax and insurance-premium escrow accounts (which Mendik/FW Purchaser will establish at closing and maintain in the name of lender), (B) monthly scheduled interest, (C) budgeted and approved operating expenses and (D) budgeted and approved capital expenditures, shall be retained in the lockbox to be available for future draws as permitted hereby. Mendik/FW Purchaser shall pay the costs of arranging and maintaining the lockbox. Prior to the funding of the Bridge Loan, Mendik/FW Purchaser will submit, for the lender's approval (not to be unreasonably withheld), an operating and capital budget for the ensuing twelve (12) months, and once approved, such budget shall be complied with, subject to a five percent (5%) variance on expenses (such variance shall be applied on a line-item basis, except for (x) immaterial items which may be aggregated for such variance, (y) variances in certain non-discretionary expenses such as real estate taxes and (z) emergencies, but only to the extent necessary to prevent personal injury, or imminent material damage to property or potential criminal


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


liability; provided, however, that, in the event of a variance described in clause (z), Mendik/FW Purchaser shall notify the lender of such variance as soon as possible). Mendik/FW Purchaser will have the right to submit proposed modifications to the approved budget, which modifications shall be subject to lender's approval, not to be unreasonably withheld. Unless otherwise elected by Vornado, a subsidiary of Vornado will act as the lender.

     (e) In the event this Agreement is terminated, Mendik/FW LLC shall fund its own costs and expenses and those of Vornado and Vornado 1740 Sub in connection with (i) the closing of the 1740 Major Partner Agreement, (ii) the negotiation and closing of the B&B Loan, and (iii) the preparation and closing of the Bridge Loan, and each party shall fund its own costs and expenses in connection with the preparation of the Option Agreement and the conveyance of 1740 Broadway pursuant to the Option Agreement (other than Transfer Taxes payable in connection therewith, which shall be borne by Mendik/FW LLC). In the event the Closing occurs, all of the expenses described above, shall be funded by the Operating Partnership (or the Operating Partnership shall reimburse the appropriate party for such expenses funded by it prior thereto).

     (f) As a condition to the obligations of Vornado and Vornado 1740 Sub under
Section 5.12(a) and (b), Mendik/FW LLC shall cause to be delivered to Vornado an opinion of Proskauer Rose Goetz & Mendelsohn LLP in form and substance satisfactory to Vornado to the effect that either (i) under the terms of Section 5.12(a) and (b), Vornado 1740 Sub will be regarded as the owner of 100% of the ownership interests in 1740 Broadway Associates and, subject to the customary exceptions to enforceability, Section 5.12 is otherwise enforceable against Mendik/FW LLC in accordance with its terms or (ii) under the terms of Section 5.12(a) and (b), Vornado 1740 Sub will have the rights of a perfected secured lender in respect of 100% of the ownership interests in 1740 Broadway Associates and, subject to the customary exceptions to enforceability, Section 5.12(a) and
(b) is otherwise enforceable in accordance with its terms. Further, as a condition to the obligations of Vornado and its affiliates to make the Bridge Loan under Section 5.12(c) and (d), Vornado shall have received legal advice satisfactory to it from Sullivan & Cromwell that the Bridge Loan should not be subject to fraudulent conveyance or preference claims or defenses.

     SECTION 5.13 Financing Transactions.

     (a) The Operating Partnership and the Mendik Group shall, and the Mendik Group shall cause the Property Partnerships and the Property-Owning Entities to, use their commercially reasonable efforts to complete the proposed financing transactions with respect to certain of the Mendik Properties substantially on the terms set forth in the respective documents listed in SCHEDULE 5.13 to the Mendik Disclosure Letter (except that, at Vornado's option but subject to the approval of the lender, the proposed loan secured by Two Penn Plaza may have a floating interest rate for the first twelve (12) months of its term), which documents have previously been provided to Vornado with respect to Two Penn Plaza, Eleven Penn Plaza, 866 United Nations Plaza and Two Park Avenue (collectively, the "FINANCING TRANSACTIONS").

     (b) In the event the Operating Partnership and the Mendik Group are unable, despite their commercially reasonable efforts, to complete the Financing Transactions as contemplated, then the Operating Partnership and each member of the Mendik Group shall use its commercially reasonable efforts (taking into account the time available to obtain any replacement financings) to obtain replacement financings for the above properties on terms then available (even if such terms are less favorable than the financings described in the documents listed in SCHEDULE 5.13 to the Mendik Disclosure Letter); provided, however, that Vornado shall have the right to approve or disapprove any replacement financing proposals, which approval or disapproval must be given within twenty-four (24) hours of the receipt of notice of any such proposals (and Vornado shall be deemed to have approved any such proposals if Vornado shall fail to respond to any such notice within such twenty-four-hour period); provided further, however, in the event the Operating Partnership and the Mendik Group obtain such replacement financing proposals then the condition set forth in Section 6.1(c) shall be deemed to be satisfied with respect to the Financing Transactions to which such replacement financing proposals relate regardless of whether Vornado disapproves any such replacement financing proposals; and provided, finally, in the event Vornado disapproves any such replacement financing proposals, then Vornado shall be obligated to obtain replacement financings with respect to such Financing Transactions, which replacement financings must comply with the restrictions on the refinancing of certain of the Mendik Properties as set forth in the Operating Partnership Agreement.

     (c) Notwithstanding anything contained herein to the contrary, prior to or after the consummation of the Financing Transactions, Vornado or the Operating Partnership shall have the right to negotiate and obtain replacement financings; provided, however, that any such replacement financings must comply with the restrictions on the refinancing of certain of the Mendik Properties as set forth in the Operating Partnership Agreement; provided further, however, that, except as set forth in Section 5.13(b), in no event may Vornado or the Operating Partnership negotiate or obtain replacement financing for the Financing Transaction with respect to the Eleven Penn Plaza property prior to the closing of such Financing Transaction.

     SECTION 5.14 Closing Documents.

     (a) At the Closing, each of the parties hereto, as appropriate, shall duly execute and deliver the following agreements and other documents to which it is a party:

          (i) each of the Contribution Agreements and Assignment and Assumption Agreements identified in Sections 1.1 and 1.2;

          (ii) each of the Partner Interest Contribution Agreements and Assignment and Assumption Agreements identified in Section 2.1;

          (iii) the Operating Partnership Agreement;

          (iv) the Registration Rights Agreement;

          (v) the Unit Redemption Agreement;

          (vi) the employment agreements and option agreements identified in
     Section 5.9;

          (vii) the Master Property Services Agreement (Wholly-Owned Properties) and all related agreements contemplated thereby;

          (viii) the Master Property Services Agreement (Partially-Owned Properties);

          (ix) the Management Corporation Voting Agreement;

          (x) the Vornado Voting Agreement;

          (xi) a License Agreement substantially in the form of EXHIBIT Q (the "MENDIK LICENSE AGREEMENT");

          (xii) the Indemnification Agreement referred to in Section 9.1;

          (xiii) one or more agreements among the Operating Partnership and Mr. Mendik and Mr. Greenbaum and certain of their Affiliates relating to certain options and rights of first refusal to be held by the Operating Partnership with respect to certain real property interests owned, directly or indirectly, by Mr. Mendik and Mr. Greenbaum and not being contributed to the Operating Partnership in the Consolidation and identified in EXHIBIT U-1, each substantially in the form of EXHIBIT U-2 with respect to options, and, with respect to rights of first refusal, in the form and substance reasonably acceptable to Vornado; and

          (xiv) the M 330 Amendment.

     (b) Prior to or simultaneously with the Closing, each of the parties hereto, as appropriate, shall use their commercially reasonable efforts to consummate the transactions described in this Agreement (but the foregoing shall not be construed as impairing the rights of any party hereunder to require the conditions to such party's obligations hereunder to be satisfied).

     SECTION 5.15 Cleaning Business Transactions. Prior to the Closing Date, the Mendik Group and Vornado shall cause the transactions described in SCHEDULE 5.15 to the Mendik Disclosure Letter to be consummated.

     SECTION 5.16 Reservation of Vornado Common Shares. At or prior to the Closing Date, Vornado shall cause to be reserved a sufficient number of Vornado Common Shares to satisfy its obligation to redeem Units held by Unitholders (if Vornado were to elect to issue Common Shares upon such redemption) pursuant to the terms of the Operating Partnership Agreement; provided that, the number of Vornado Common Shares so reserved shall be subject to reduction as Units are redeemed (in exchange for either Vornado Common Shares or cash) over time.

     SECTION 5.17 Amendment of Major Partner Agreements. Prior to the Closing Date, Mendik/FW LLC shall cause the Major Partner Agreements to be amended to allow for the consummation of the Transactions as contemplated by this Agreement, which amendments shall be in form and substance reasonably satisfactory to Vornado.

     SECTION 5.18 Reimbursement of Loans Made by Mendik Realty With Respect to 570 Lexington Avenue. On or prior to the Closing Date, Vornado shall pay to Mendik Realty an amount equal to the amount loaned by Mendik Realty to Mendik 570 Corp, 570 Lexington Investors or the Partners in 570 Lexington Associates or 570 Lexington Investors after October 1, 1996 and prior to the Closing Date in respect of the obligations of either of such entities or any of such Partners to make capital contributions to 570 Lexington Associates or 570 Lexington Investors, as applicable.

     SECTION 5.19 Delivery of Audited Financial Statements.

     (a) On or prior to March 14, 1997, Mendik/FW LLC shall deliver to Vornado audited financial statements for each of Two Penn Plaza Associates, Eleven Penn Plaza Company, M 393 Associates, M Eleven Associates, 1740 Broadway Associates and 866 U.N. Plaza Associates.

     (b) On or prior to March 18, 1997, Mendik/FW LLC shall deliver to Vornado audited financial statements for each of Two Park Company, B&B, 330 Madison Company, M 330 Associates, 570 Lexington Company, 570 Lexington Associates and 570 Lexington Investors.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Consolidation. The respective obligation of each party to effect the Consolidation and to consummate the other Transactions contemplated to occur at the Closing is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Consolidation or any of the other Transactions shall be in effect.

          (b) Consents. All Partner Consents shall have been obtained, and all consents of certain third parties listed in SCHEDULE 6.1(B) to the Mendik Disclosure Letter shall have been obtained, which consents shall be in form and substance reasonably satisfactory to Vornado and the Operating Partnership.

          (c) Financing Transactions. Each of the Financing Transactions shall have been funded and otherwise consummated (or replacement loans shall have been funded and otherwise consummated on then current market terms, even if such terms are less favorable than the terms described in the documents listed in SCHEDULE 5.13 to the Mendik Disclosure Letter).

          (d) Closing Documents. The agreements and other documents required to be duly executed and delivered by the parties thereto pursuant to Section
     5.14 shall have been so executed and delivered and shall remain in full force and effect.

          (e) Bring-downs of Tax Certificates and Opinions. On the date hereof, Vornado and Mendik/FW LLC have received legal opinions from Sullivan & Cromwell and Roberts & Holland LLP as to certain tax matters based upon, among other things, the related factual certificates of certain Persons. At the Closing, Vornado and Mendik/FW LLC shall have received legal opinions from each such firm in form satisfactory to Vornado and Mendik/FW LLC, dated the Closing Date, as to certain tax matters and based upon, in part, factual certificates provided by Mr. Mendik or Mr. Greenbaum, solely in his capacity as an employee of Vornado and not in his individual capacity, dated the Closing Date, which factual certificates shall be substantially in the form of EXHIBIT V.

          (f) FWM Purchase Agreement. The Closing under the FWM Purchase Agreement shall occur simultaneously with the Closing of this Agreement.

     SECTION 6.2 Conditions to Obligations of Vornado and Vornado Sub. The obligation of Vornado and Vornado Sub to effect the Consolidation and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Vornado and Vornado Sub:

          (a) Representations and Warranties. The representations and warranties of Mendik/FW LLC set forth in this Agreement shall have been true and correct as of the date of this Agreement (and shall not be required to be true or correct as of any subsequent date, except as expressly set forth in this Agreement). Vornado, Vornado Sub and the Operating Partnership shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Mendik/FW LLC to such effect. The condition set forth in the first sentence of this Section 6.2(a) shall be deemed satisfied unless any or all breaches of Mendik/FW LLC's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Mendik Material Adverse Effect and such breaches occurred with the Knowledge of Mendik/FW LLC.

          (b) Performance of Obligations of the Mendik Group. The Mendik Group and the Operating Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Vornado, Vornado Sub and the Operating Partnership shall have received a certificate signed on behalf of the Mendik Group and the Operating Partnership to such effect.

          (c) Bring-downs of Other Opinions. On the date hereof, Vornado and Vornado Sub have received legal opinions from Hogan & Hartson L.L.P. and Proskauer, Rose, Goetz & Mendelsohn LLP as to certain legal matters. At the Closing, Vornado and Vornado Sub shall have received legal opinions from each such firm, dated the Closing Date, to the effect that they reaffirm as of the Closing Date their opinions delivered on the date hereof and that all agreements to be executed by the Operating Partnership or any member of the Mendik Group at the Closing (other than Mr. Mendik and Mr. Greenbaum) shall be duly authorized, executed and delivered by such party.

          (d) Partner Authority. The Operating Partnership shall have received legal opinions, in form and substance reasonably satisfactory to Vornado and the Operating Partnership, to the effect that the Partner Consent executed by each Partner which is a corporation, a limited liability company or a general or limited partnership is duly authorized, executed and delivered in accordance with the applicable organizational documents of each of such entities.

     SECTION 6.3 Conditions to Obligations of the Mendik Group and the Operating Partnership. The obligation of the Mendik Group and the Operating Partnership to effect the Consolidation and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the Mendik Group and the Operating
Partnership:

          (a) Representations and Warranties. The representations and warranties of Vornado and Vornado Sub set forth in this Agreement shall be true and correct as of the date of this Agreement (and shall not be required to be true or correct as of any subsequent date), and the Mendik Group and the Operating Partnership shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Vornado and Vornado Sub to such effect. The condition set forth in this Section 6.3(a) shall be deemed satisfied unless any or all breaches of Vornado's and Vornado Sub's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Vornado Material Adverse Effect and such breaches occurred with the Knowledge of Vornado or Vornado Sub.

          (b) Performance of Obligations of Vornado and Vornado Sub. Vornado and Vornado Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Mendik Group and the Operating Partnership shall have received a certificate signed on behalf Vornado and Vornado Sub to such effect.


          (c) Bring-down of Other Opinions. On the date hereof, the Mendik Group and the Operating Partnership have received legal opinions from Sullivan & Cromwell and Ballard Spahr Andrews & Ingersoll as to certain legal matters. At the Closing, the Mendik Group and the Operating Partnership shall have received legal opinions from each such firm, dated the Closing Date, to the effect that they reaffirm as of the Closing Date their opinions delivered on the date hereof and that all agreements to be executed by Vornado or Vornado Sub at the Closing shall be duly authorized, executed and delivered by such party.

          (d) Vornado Board Representation. At or prior to the Closing, the size of the Board of Trustees of Vornado shall have been increased from seven members to eight members and Mr. Mendik shall have been elected, effective as of the Closing Date, a member of Vornado's Board of Trustees for an initial term expiring at the next annual meeting of Vornado shareholders.

     SECTION 6.4. Absence of Material Adverse Change is Not a Condition to Each Party's Obligation to Effect the Consolidation. Except as expressly set forth in Sections 6.1, 6.2 and 6.3, the respective obligation of each party to effect the Consolidation and to consummate the other Transactions contemplated to occur at the Closing shall not be affected by any acts, events or circumstances occurring after the date hereof that, individually or in the aggregate, have resulted or reasonably would be expected to result in a Vornado Material Adverse Change or a Mendik Material Adverse Change (including, without limitation, the death of Mr. Mendik and/or Mr. Greenbaum, the occurrence of a default by any tenant at a Mendik Property or Vornado Property, casualty or condemnation with respect to any Mendik Property or Vornado Property, or an act of war or civil disturbance or other force majeure).

                                   ARTICLE VII

                           ACTIONS OF THE MENDIK GROUP

     Notwithstanding Section 5.6 or any other provision of this Agreement to the contrary, any member of the Mendik Group or the entire Mendik Group may, if required by the fiduciary obligations of any member of the Mendik Group, as determined in good faith by such member of the Mendik Group upon advice of outside legal counsel:

          (a) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction;

          (b) consider any Competing Transaction, provided that such Competing Transaction was not, directly or indirectly, invited, solicited, encouraged or initiated in any manner after February 13, 1997 by any member of the Mendik Group or any members, partners, directors, officers, employees, agents or others under its control;

          (c) subject to Section 5.2(b), provide information in response to a request therefor by a Person who has proposed an unsolicited Competing Transaction;

          (d) engage in negotiations or discussions with any Person who has proposed an unsolicited Competing Transaction if a member of the Mendik Group determines in good faith and upon advice of outside legal counsel that such action is necessary in order for the Mendik Group or any member thereof to comply with its fiduciary duties and, with respect to providing information, the Mendik Group receives from such Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in Section 5.2;

          (e) disclose to the M/S Limited Partners or Partners in any Property Partnership and other Persons to whom Units would be issued at the Closing hereunder any information that, in the opinion of the Mendik Group or any member thereof upon advice of outside legal counsel, is required to be disclosed under applicable law or as a result of any fiduciary duty; provided that, the Mendik Group receives from the M/S Limited Partners or such Partner or other Person an executed confidentiality agreement on terms substantially similar to those contained in Section 5.2; and

          (f) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Consolidation) a Superior Competing Transaction (as defined below) and/or enter into an agreement with respect to such Superior Competing Transaction. For purposes of this Agreement, "SUPERIOR COMPETING TRANSACTION" means a proposal of a Competing Transaction which has not, directly or indirectly, been invited, solicited, encouraged or initiated after February 13, 1997 in any manner by any member of the Mendik Group or any members, partners, directors, officers, employees, agents or others under its control and which the Mendik Group or any member thereof determines in good faith (after consultation with Merrill) (i) to be more favorable than the Consolidation to the Partners and other Persons to whom Units would be issued at the Closing hereunder (or, if the proposed Competing Transaction involves fewer than all of the Mendik Core Assets, to the Partners and other Persons to whom Units would be issued at the Closing hereunder with respect to such assets), considered as a group, and (ii) is reasonably capable of being consummated.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


     SECTION 8.1 Termination. At any time prior to the Closing, this Agreement
(i) shall terminate in the event the FWM Purchase Agreement is terminated in accordance with its terms or (ii) may be terminated by:

          (a) the mutual written consent duly authorized by the parties hereto;

          (b) Vornado (if neither it nor Vornado Sub is in breach of any of its material obligations hereunder), if there has been a knowing misrepresentation or a knowing breach of any representation or warranty as of the date hereof (or, with respect to those representations which are expressly by the terms of this Agreement to be true and to be made as of the Effective Time, as of the Closing Date) on the part of the Mendik Group set forth in this Agreement such that the condition set forth in Section 6.2(a) would not be satisfied;

          (c) the Mendik Group (if it is not in breach of any of its material obligations hereunder), if there has been a knowing misrepresentation or a knowing breach of any representation or warranty as of the date hereof on the part of Vornado or Vornado Sub set forth in this Agreement such that the condition set forth in Section 6.3(a) would not be satisfied;

          (d) Vornado (if neither it nor Vornado Sub is in breach of any of its material obligations hereunder), upon a breach of any material covenant or agreement on the part of the Mendik Group set forth in this Agreement such that the condition set forth in Section 6.2(b) is or would be incapable of being satisfied by June 30, 1997;

          (e) the Mendik Group (if it is not in breach of any of its material obligations hereunder), upon a breach of any material covenant or agreement on the part of Vornado or Vornado Sub set forth in this Agreement such that the condition set forth in Section 6.3(b) is or would be incapable of being satisfied by June 30, 1997;

          (f) either Vornado or the Mendik Group, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Consolidation shall have become final and nonappealable;

          (g) either Vornado or the Mendik Group, if the Consolidation shall not have been consummated before June 30, 1997 (other than solely as a result of a failure to obtain the requisite Partner Consents); provided, however, that a party that has willfully and materially breached a covenant or agreement of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(g);

          (h) either Vornado or the Mendik Group, if all Partner Consents have not been obtained by June 30, 1997 (or as otherwise extended); and

          (i) either Vornado or (provided the Mendik Group shall have complied with Article VII) the Mendik Group, if prior to the end of the Partner Consent Period, (A) the Mendik Group shall have withdrawn or modified in any manner adverse to Vornado its approval or recommendation to the Partners of the Consolidation or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction or (B) one or more members of the Mendik Group shall have entered into a definitive agreement with respect to any Competing Transaction.

     SECTION 8.2 Certain Expenses and Fees.

     (a) Expenses. In the event that the Consolidation is consummated, the Operating Partnership shall pay all reasonable legal, accounting, financial advisory and other transaction costs, including out of pocket expenses, travel and entertainment costs incurred by the Mendik Group or Vornado in connection with the transfers of assets to the Operating Partnership (whether by contribution, merger or otherwise) and other formation transactions with respect to the Operating Partnership (including costs previously or subsequently incurred with respect to the Operating Partnership's roll-up transactions and proposed initial public offering and all Transfer Taxes to the extent required by Section 5.8, provided that costs incurred prior to January 31, 1997 will be paid subject to the limitations of the second sentence of Section 4(c)(ii) of the FWM Purchase Agreement). In the event that the Consolidation is not consummated, Vornado shall bear all of the costs incurred by it in connection with the Consolidation and, unless this Agreement has been terminated pursuant to Section 8.1(b) or 8.1(d), fifty percent (50%) of all reasonable legal and accounting costs incurred by the Mendik Group (the "MENDIK EXPENSES") in connection with this Agreement and the Consolidation (including, without limitation, negotiating, documenting and implementing the Consolidation and all due diligence expenses, but not including any such costs related to the Initial General Partner's proposed initial public offering) or the acquisition of the interests of the M/S Limited Partners in the Eleven Penn Partnerships.

     (b) Break-up Fees and Expenses. The Mendik Group agrees that if this Agreement shall be terminated (1) pursuant to Section 8.1(i) and prior to such termination or within one (1) year thereafter one or more members of the Mendik Group or any of its Affiliates executes a definitive agreement with respect to a Competing Transaction which is subsequently consummated (whether within or after one (1) year after the termination) or (2) pursuant to Section 8.1(b), (d), (g) or (h) and within one (1) year thereafter one or more members of the Mendik Group or any of its Affiliates executes a definitive agreement with respect to a Competing Transaction which is subsequently consummated (whether within or after one (1) year after the termination) with a third party (or group acting together) with whom such members of the Mendik Group or any of its Affiliates had substantive discussions regarding a Competing Transaction after February 13, 1997 and prior to any such termination, then Mendik/FW LLC shall pay (provided that neither Vornado nor Vornado Sub was in breach of any of its material obligations hereunder at the time of termination), as directed by Vornado, a fee in an amount equal to the Break-Up Fee (as defined below); provided, however, the Mendik Group shall have no obligation to pay a Break-Up Fee or any Break-Up Expenses (as defined below) if the Mendik Group consummates an initial public offering other than as described in clause (B) below or the

Mendik Group consummates a transaction involving any of the Mendik Properties or interests therein (or all or any part of the assets of the Existing Mendik Management Entities) that is not a Competing Transaction. The Mendik Group agrees that if this Agreement shall be terminated (1) pursuant to Section 8.1(i) or (2) pursuant to Section 8.1(b), (d) or (g) and within one (1) year thereafter one or more members of the Mendik Group or any of its Affiliates (A) executes a definitive agreement with respect to a Competing Transaction which is subsequently consummated (whether within or after one (1) year after the termination) with a third party (or group acting together) with whom no such members of the Mendik Group or any of its Affiliates had substantive discussions regarding a Competing Transaction after February 13, 1997 and prior to any such termination or (B) consummates an initial public offering involving properties containing more than one million square feet of office space (but excluding properties in which any member of the Mendik Group or any of its Affiliates, directly or indirectly, has an interest or a relationship (such as a management or leasing contract)) in addition to the Mendik Core Assets, then Mendik/FW LLC shall pay (provided that neither Vornado nor Vornado Sub was in breach of any of its material obligations hereunder at the time of such termination), as directed by Vornado, a fee in an amount equal to the Break-Up Expenses; provided, however, the Mendik Group shall have no obligation to pay a Break-Up Fee or any Break-Up Expenses if the Mendik Group consummates an initial public offering other than as described in clause (B) above or the Mendik Group or any of its Affiliates consummates a transaction involving any of the Mendik Properties or interests therein (or all or any part of the assets of the Existing Mendik Management Entities) that is not a Competing Transaction. Payment of any of the Break-Up Fee or Break-Up Expenses shall be made, as directed by Vornado, by wire transfer of immediately available funds promptly, but in no event later than fifteen (15) days after the date the event giving rise to the obligation to make such payment occurred. In furtherance of its obligations hereunder, Mendik/FW LLC hereby agrees not to distribute to its beneficial owners any amounts which, in the aggregate, would have a material adverse effect on the ability of Mendik/FW LLC to meet its obligations hereunder. The "BREAK-UP FEE" shall be an amount equal to $15,000,000. The Break-Up Fee shall be reduced by any amounts previously paid in respect of Break-Up Expenses (other than any Mendik Expenses included therein). The "BREAK-UP EXPENSES" shall be an amount equal to the reasonable legal and accounting expenses incurred by Vornado in connection with this Agreement and the Consolidation (including, without limitation, negotiating, documenting and implementing the Consolidation and all due diligence expenses.

     SECTION 8.3 Effect of Termination. In the event of termination of this Agreement by either the Mendik Group or Vornado as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Vornado or the Mendik Group, other than Section 5.2, Section 5.12, Section 8.2, this Section 8.3 and Section 10.1 and any other provision hereof which by its terms contemplates survival beyond the termination hereof, except that no such provision may be enforced by a party hereto to the extent that such termination results from a material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.4 Amendment. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of such modification or amendment is sought.

     SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                           INDEMNIFICATION; INSURANCE

     SECTION 9.1 Indemnification. At Closing, Vornado, the Operating Partnership, Mendik/FW LLC and certain other Persons shall enter into an Indemnification Agreement substantially in the form of EXHIBIT R (the "INDEMNIFICATION AGREEMENT").


     SECTION 9.2 General Partner Liability Insurance. In addition to and not in lieu of any other obligations it may have pursuant to this Article IX, the Mendik Group shall use all commercially reasonable efforts to obtain general partner's liability insurance ("GPL INSURANCE") to provide coverage for Vornado, the Operating Partnership, the Managing General Partners, the Initial General Partner and certain other Persons with respect to any actions taken by or on behalf of the Operating Partnership, a Property Partnership or a Property-Owning Entity in the Consolidation. Without limiting the foregoing, the Mendik Group shall use all commercially reasonable efforts to obtain such GPL Insurance on terms, other than price, substantially similar to the terms provided under a GPL Insurance policy issued by American International Specialty Lines Insurance Company to certain members of the Mendik Group and certain of their Affiliates with respect to the solicitation of consents undertaken by the Operating Partnership and the Initial General Partner beginning on or about November 11, 1996. The costs of such GPL Insurance shall be borne by the Operating Partnership.

                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that the representations and warranties set forth in Section 3.3, and only such representations and warranties, shall survive following the Effective Time and shall continue to have effect until March 31, 1998, and shall have no effect following such date, subject to and in accordance with the Indemnification Agreement. Notwithstanding anything contained in this Agreement to the contrary, following the Effective Time, in no event shall any party hereto have any liability with respect to any and all failures to perform any of the obligations required to be performed by such party prior to the Closing under Article IV or Sections 5.1, 5.3, 5.4, 5.5, 5.6 and 5.13, all of which failures to perform being deemed waived upon the Effective Time.

     SECTION 10.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  if to Vornado, to

               Vornado Realty Trust
               Park 80 West, Plaza II
               Saddle Brook, New Jersey 07663
               Attention: Michael D. Fascitelli
               Telecopy: (201) 291-1093

               with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Attention: Patricia A. Ceruzzi
               Telecopy: (212) 558-4771

          (b) if to the Operating Partnership or any Person or Entity included in the Mendik Group, to

               Mendik Realty Company, Inc.
               330 Madison Avenue
               New York New York   10017
               Attention:  David R. Greenbaum
               Telecopy:    (212) 867-4833

               with a copy to:

               Hogan & Hartson L.L.P.
               555 13th Street, N.W.
               Washington, D.C.  20004-1109
               Attention:  J. Warren Gorrell, Jr.
               Telecopy:  (202) 637-5910


     SECTION 10.3 Certain Definitions. For purposes of this Agreement:

          "AFFILIATE" means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "B&B" means B&B Park Avenue L.P., a Delaware limited partnership.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "866 U.N. PLAZA ASSOCIATES" means 866 U.N. Plaza Associates LLC, a New York limited liability company.

          "ELEVEN PENN PARTNERSHIPS" means M/F Associates, M/F Eleven Associates, M/S Associates and M/S Eleven Associates, collectively.

          "ELEVEN PENN PLAZA COMPANY" means Eleven Penn Plaza Company, a New York general partnership.

          "ERISA" means the Employee's Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "570 LEXINGTON ASSOCIATES" means 570 Lexington Associates, L.P., a New York limited partnership.

          "570 LEXINGTON COMPANY" means 570 Lexington Company, L.P., a New York limited partnership.

          "570 LEXINGTON INVESTORS" means 570 Lexington Investors, a New York general partnership.

          "FWM" means FWM, L.P., a Texas limited partnership.

          "KNOWLEDGE" when used herein with respect to the Mendik Group shall mean the actual knowledge of the persons listed on ANNEX C, and, with respect to the matters referred to in Sections 3.2(e)(ii), 3.2(g), 3.2(h), 3.2(i), 3.2(m), 3.3(b), 3.3(c) and 3.3(e), the actual knowledge of such persons after consultation with each person serving as the building manager (or similar official) at each of the Mendik Properties, and when used herein with respect to Vornado or Vornado Sub shall mean the actual knowledge of the persons listed on ANNEX D.

          "MANAGEMENT CORPORATION" means a corporation to be formed prior to the Closing Date to acquire substantially all of the Third-Party Management Assets and a one percent (1%) interest in the Management LLC.

          "MANAGEMENT LLC" means a limited liability company to be formed prior to the Closing Date to acquire the REIT Management Assets.

          "M ELEVEN ASSOCIATES" means M Eleven Associates, a New York general partnership.

          "MENDIK DISCLOSURE LETTER" means the letter previously delivered to Vornado by Mendik/FW LLC disclosing certain information in connection with this Agreement.

          "MENDIK 1740 CORP" means Mendik 1740 Corp., a New York corporation.

          "MENDIK 570 CORP" means Mendik 570 Corp., a New York corporation.

          "MENDIK PARTNERSHIP" means The Mendik Partnership, L.P., a Delaware limited partnership.

          "MENDIK SUB" means a limited liability company to be formed prior to the Closing Date to acquire interests in certain of the Mendik Properties in the Consolidation.

          "M/F ASSOCIATES" means M/F Associates, a New York limited partnership.

          "M/F ELEVEN ASSOCIATES" means M/F Eleven Associates, a New York limited partnership.

          "MR. FASCITELLI" means Michael D. Fascitelli, individually.

          "M/S ASSOCIATES" means M/S Associates, a New York limited partnership.

          "M/S ELEVEN ASSOCIATES" means M/S Eleven Associates, a New York limited partnership.

          "M/S LIMITED PARTNERS" means the entities which are the limited partners in both M/S Associates and M/S Eleven Associates.

          "M 330 ASSOCIATES" means M 330 Associates, a New York limited partnership.

          "M 393 ASSOCIATES" means M 393 Associates, a New York general partnership.

          "NEW MANAGEMENT ENTITIES" means the Management Corporation and the Management LLC.

          "1940 ACT" means the Investment Company Act of 1940, as amended.

          "PARTNER" means each partner (other than the Major Partner, the M/S Limited Partners, Quantam 570 Lexington, L.P. and 570 Lexington Investors) in the Property Partnerships.

          "PARTNER CONSENT" means the consent of a "Direct Partner" (as identified in Schedule 3.2(c)(1), other than Quantum 570 Lexington, L.P., the Major Partner, the M/S Limited Partners, 1740 Broadway Investment Company (with respect to its interest in 1740 Broadway Associates) and 570 Lexington Investors (with respect to its interest in 570 Lexington Associates)) in a Property Partnership to the Consolidation pursuant to a solicitation of such Partner Consents by means of the Memorandum; provided, however, in the event the transactions described in Section 5.12 are consummated, then the term "Partner Consents" shall not include the consents of any of the "Direct Partners" in 1740 Broadway Associates or 1740 Broadway Investment Company.

          "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          "PROPERTY-OWNING ENTITY" means each of Two Penn Plaza Associates, Eleven Penn Plaza Company, M Eleven Associates, M 393 Associates, 1740 Broadway Associates, 866 U.N. Plaza Associates, Two Park Company and 330 Madison Company and 570 Lexington Company.

          "PROPERTY PARTNERSHIP" means each of Two Penn Plaza Associates, the Eleven Penn Partnerships, 1740 Broadway Associates, 1740 Broadway Investment Company, 866 U.N. Plaza Associates, B&B, M 330 Associates, 570 Lexington Investors and 570 Lexington Associates.

          "REIT" means a real estate investment trust described in Sections 856-859 of the Code.

          "SEC" means the United States Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "1740 BROADWAY ASSOCIATES" means 1740 Broadway Associates, a Delaware limited partnership.

          "1740 BROADWAY CASH INVESTORS" means the Partners in 1740 Broadway Investment Company (other than Mr. Mendik, Mendik 1740 Corp and Mil Equities) with respect to their interests in 1740 Broadway Investment Company.

          "1740 BROADWAY INVESTMENT COMPANY" means 1740 Broadway Investment Company, a New York general partnership.

          "330 MADISON COMPANY" means 330 Madison Company, a New York general partnership.

          "TWO PARK COMPANY" means Two Park Company, a New York general partnership.

          "TWO PENN PLAZA ASSOCIATES" means Two Penn Plaza Associates, L.P., a New York limited partnership.

          "VORNADO COMMON SHARES" means common shares of beneficial interest, par value $.04 per share, of Vornado.

          "VORNADO DISCLOSURE LETTER" means the letter previously delivered to the Operating Partnership and the Mendik Group by Vornado disclosing certain information in connection with this Agreement.

     SECTION 10.4 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 10.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the Transactions (i) constitute the entire agreement and supersede all prior oral or written agreements, comments or understandings among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Sections
5.9 and Article IX, are not intended to confer upon any Person other than the parties to such agreements any rights or remedies. Accordingly, it is the explicit intention of the parties hereto that no Person other than the parties to such agreements is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by the parties to such agreements or their respective successors and assigns as permitted hereunder.

     SECTION 10.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     SECTION 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or New York or in any Maryland or New York State court located in Maryland or New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Maryland or New York or any Maryland or New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 10.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 10.10.

     SECTION 10.11 Ability to Bind the Mendik Group. In the event a provision herein provides for the giving of any approval, consent or similar matter by the Mendik Group (as distinguished from any particular member of the Mendik Group) then the giving of the same by Mendik Holdings shall be deemed to be the giving of the same by the Mendik Group.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be signed by their respective officers, general partners or members, as applicable, thereunto duly authorized, all as of the date first written above.

                                    VORNADO REALTY TRUST

                                    By:/s/Michael Fascitelli
                                       ------------------------
                                          Name: Michael Fascitelli
                                          Title:President


                                    VORNADO/SADDLE BROOK L.L.C.


                                    By: Vornado Realty Trust, Sole Member

                                         By:/s/Michael Fascitelli
                                            --------------------------------
                                               Name: Michael Fascitelli
                                               Title:President

                                    THE MENDIK COMPANY, L.P.


                                    By:The Mendik Company, Inc., General Partner

                                         By:/s/David R. Greenbaum
                                            --------------------------------
                                               David R. Greenbaum
                                               President


                                    THE MENDIK COMPANY, INC.

                                         By:/s/David R. Greenbaum
                                            --------------------------------
                                               David R. Greenbaum
                                               President

                                       FW/MENDIK REIT, L.L.C.

                                       By: Mendik Holdings LLC, Member

                                           By: Mendik Holdings, Inc.,
                                               Managing Member

                                               By:/s/David R. Greenbaum
                                                  ----------------------------
                                                     David R. Greenbaum
                                                     President

                                       MENDIK HOLDINGS LLC

                                           By: Mendik Holdings, Inc.,
                                               Managing Member

                                               By:/s/David R. Greenbaum
                                                  ----------------------------
                                                     David R. Greenbaum
                                                     President

                                       MENDIK REALTY COMPANY, INC.

                                           By:/s/David R. Greenbaum
                                              ----------------------------
                                                 David R. Greenbaum
                                                 President

                                       MENDIK MANAGING AGENT COMPANY, INC.

                                           By:/s/David R. Greenbaum
                                              ----------------------------
                                                 David R. Greenbaum
                                                 President

                                              /s/Bernard H. Mendik
                                              ----------------------------
                                                 Bernard H. Mendik

                                              /s/David R. Greenbaum
                                              ----------------------------
                                                 David R. Greenbaum

                                                                         ANNEX A

                       MEMBERS OF THE MENDIK VOTING GROUP


Bernard H. Mendik
David R. Greenbaum
Christopher G. Bonk
John J. Silberstein
Mendik Realty Company, Inc.
The Mendik Partnership, L.P.
Mendik 1740 Corp.
Mendik RELP Corporation
Mendik 570 Corp.

                                                                         ANNEX B

                EXECUTIVE OFFICERS OF MENDIK REALTY COMPANY, INC.


Bernard H. Mendik
David R. Greenbaum
Christopher G. Bonk
Michael M. Downey
John J. Silberstein
David L. Sims
Kevin R. Wang

                                                                         ANNEX C

                         MENDIK PERSONS WITH "KNOWLEDGE"


Bernard H. Mendik
David R. Greenbaum
Christopher G. Bonk
John J. Silberstein

                                                                         ANNEX D


                        VORNADO PERSONS WITH "KNOWLEDGE"


Steven Roth
Michael Fascitelli
Joseph Macnow
Ross Morrison

                           List of Omitted Schedules,
                              Exhibits and Annexes


EXHIBITS:

EXHIBIT A:     Form of Contribution Agreement (REIT Management Assets)

EXHIBIT B:     Form of Contribution Agreement (Third-Party Management Assets)

EXHIBIT C-1:   Form of Assignment and Assumption Agreement (Management
               Corporation Voting Stock, Management Corporation Non-Voting Stock
               and Management Corporation Note)

EXHIBIT C-2:   Form of letter from Mendik Realty to the Operating Partnership

EXHIBIT D:     Management Corporation Shareholders Agreement

EXHIBIT E-1:   Form of Assignment and Assumption Agreement (Management
               Corporation Non-Voting Stock and the Management Corporation Note)

EXHIBIT E-2:   Form of Letter Agreement  between Mendik/FW LLC and the Operating
               Partnership

EXHIBIT F-1:   Form of Two Penn Plaza Associates  Partner Interest  Contribution
               Agreement

EXHIBIT F-2:   Form of Eleven Penn  Partnerships  Partner Interest  Contribution
               Agreement

EXHIBIT F-3:   Form of 1740 Broadway Associates Contribution Agreement

EXHIBIT F-4:   Form of 866 U.N. Plaza Associates  Partner Interest  Contribution
               Agreement

EXHIBIT F-5:   Form of B&B Partner Interest Contribution Agreement

EXHIBIT F-6:   Form of M 330 Partner Interest Contribution Agreement

EXHIBIT F-7:   Form of 570  Lexington  Associates  and 570  Lexington  Investors
               Partner Interest Contribution Agreement

EXHIBIT F-8:   Form  of  1740  Broadway   Investment  Company  Partner  Interest
               Contribution Agreement

EXHIBIT H:     Form of Registration Rights Agreement

EXHIBIT I:     Form of Unit Redemption Agreement

EXHIBIT K-1:   Form of  Noncompetition  Agreement Between Vornado and Bernard H.
               Mendik

EXHIBIT K-2:   Form  of  Employment  Agreement  Between  Vornado  and  David  R.
               Greenbaum

EXHIBIT L-1:   Form of Severance and Noncompetition Agreement Between Vornado
               and each of Christopher G. Bonk, Michael M. Downey, John J.
               Silberstein, David L. Sims and Kevin R. Wang

EXHIBIT L-2:   Form of Letter Agreement with respect to certain indemnification rights of each of Christopher G. Bonk, Michael M. Downey, John J.
               Silberstein, David L. Sims and Kevin R. Wang as an employee of
               Vornado

EXHIBIT N:     Form  of  Master  Property   Services   Agreement   (Wholly-Owned
               Properties)

EXHIBIT O:     Form  of  Master  Property  Services  Agreement  (Partially-Owned
               Properties)

EXHIBIT P:     Form of M 330 Amendment

EXHIBIT Q:     Form of Mendik License Agreement

EXHIBIT R:     Form of Indemnification Agreement


EXHIBIT U-1:   List of Mendik  Excluded  Assets Subject to Options and Rights of
               First Refusal

EXHIBIT U-2:   Form of Option Agreement for Mendik Excluded Assets

EXHIBIT V:     Forms of factual certificates for tax opinions

Schedules (Attached to the Vornado Disclosure Letter or the Mendik Disclosure Letter, as applicable):

Schedule 3.1(b):          Vornado Subsidiaries
Schedule 3.1(c):          Vornado Securities
Schedule 3.1(d):          Vornado Authority and Consents
Schedule 3.1(e):          Vornado Undisclosed Liabilities
Schedule 3.1(f):          Vornado Material Adverse Changes
Schedule 3.1(g):          Vornado Litigation
Schedule 3.1(h):          Vornado Properties
Schedule 3.1(i):          Vornado Environmental Matters and Reports
Schedule 3.1(j):          Vornado Related Party Transactions
Schedule 3.1(k)(i):       Vornado Benefit Plans
Schedule 3.1(k)(ii):      Vornado ERISA Compliance
Schedule 3.1(l):          Vornado Taxes
Schedule 3.1(m):          Vornado Payments to Employees, Officers, Trustees and
                          Directors
Schedule 3.1(p)(i):       Vornado Contracts
Schedule 3.1(p)(ii):      Vornado Debt Instruments

Schedule 3.2(b)(1):       Property Partnership Assets
Schedule 3.2(b)(2):       Property Partnership Agreements
Schedule 3.2(c)(1):       Partners in the Property Partnerships and the
                          Property-Owning Entities
Schedule 3.2(c)(2):       Property Partnership Securities
Schedule 3.2(d):          Mendik Authority and Consents
Schedule 3.2(e)(i):       Mendik Financial Statements
Schedule 3.2(e)(ii):      Mendik Undisclosed Liabilities
Schedule 3.2(f):          Mendik Material Adverse Changes
Schedule 3.2(g):          Mendik Litigation
Schedule 3.2(h):          Mendik Properties
Schedule 3.2(k):          Mendik Taxes
Schedule 3.2(m):          Mendik Compliance
Schedule 3.2(n)(i):       Mendik Contracts
Schedule 3.2(n)(ii):      Mendik Defaults
Schedule 3.2(n)(iii)(A):  Mendik Mortgage Indebtedness
Schedule 3.2(n)(iii)(B):  Mendik Debt Instruments
Schedule 3.2(o)           REIT Qualification Tax Matters
Schedule 3.2(p)(1):       Management Business Liens
Schedule 3.2(p)(2):       Management Business Excluded Assets
Schedule 3.2(p)(3)        Management Business Breaches
Schedule 4.1:             Mendik Covenants
Schedule 5.2:             Mendik Third-Party Disclosures

Schedule 5.13:            Financing Transactions
Schedule 5.15:            Cleaning Business Transactions
Schedule 6.1(b):          Mendik Required Third-Party Consents

Annexes:
ANNEX A:  Mendik Voting Group
ANNEX B:  Mendik Executives
ANNEX C: Persons with "Knowledge" with respect to the Operating Partnership, the Mendik Group the Property Partnerships and the Property-Owning
          Entities
ANNEX D:  Persons with "Knowledge" with respect to Vornado and Vornado Sub